                                                                    Exhibit k.3

                                                                  EXECUTION COPY














                           SIRROM FUNDING CORPORATION,
                                    as Issuer



                           SIRROM CAPITAL CORPORATION,
                                   as Servicer



                                       and

                        FIRST TRUST NATIONAL ASSOCIATION,
                                   as Trustee


                           MASTER TRUST INDENTURE AND
                               SECURITY AGREEMENT

                       Fixed Principal and Revolving Notes

                          Dated as of December 31, 1996

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01.  Definitions...............................................................................3
         SECTION 1.02.  Incorporation by Reference to Trust
                        Indenture Act............................................................................30
         SECTION 1.03.  Compliance Certificates and Opinions.....................................................31
         SECTION 1.04.  Form of Documents Delivered to Trustee. .................................................32
         SECTION 1.05.  Acts of Noteholders......................................................................32
         SECTION 1.06.  Conflict with Trust Indenture Act........................................................33
         SECTION 1.07.  Benefits of Indenture....................................................................34
         SECTION 1.08.  Incorporation of Recitals................................................................34
         SECTION 1.09.  Other Definitional Provisions............................................................34

                                   ARTICLE II

                        GRANT OF LIEN OF CERTAIN ASSETS;
                                ISSUANCE OF NOTES

         SECTION 2.01.  Acceptance by Trustee....................................................................34
         SECTION 2.02.  Certain Matters Regarding the Grant......................................................35
         SECTION 2.03.  Representations and Warranties of the
                        Issuer...................................................................................38
         SECTION 2.04.  Representations and Warranties of the
                        Issuer Relating to this Indenture and
                        the Pledged Assets.......................................................................43
         SECTION 2.05.  Affirmative Covenants of the Issuer......................................................44
         SECTION 2.06.  Negative Covenants of the Issuer.........................................................48

                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF LOANS

         SECTION 3.01.  Acceptance of Appointment and Other
                        Matters Relating to the Servicer.........................................................53
         SECTION 3.02.  Servicing Compensation; Servicer's
                        Expenses.................................................................................55
         SECTION 3.03.  Representations and Warranties of the
                        Servicer.................................................................................56
         SECTION 3.04.  Covenants of the Servicer................................................................59
         SECTION 3.05.  Reports and Records for the Trustee......................................................63
         SECTION 3.06.  Annual Certificate of Servicer...........................................................64
         SECTION 3.07.  Annual Servicing Report of Independent
                        Public Accountants.......................................................................64

         SECTION 3.08.  Annual Noteholders' Statement............................................................65
         SECTION 3.09.  Tax and Usury Treatment..................................................................65
         SECTION 3.10.  Notice to Originator.....................................................................66
         SECTION 3.11.  Adjustments..............................................................................66

                                   ARTICLE IV

                            RIGHTS OF NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 4.01.  Rights of Noteholders....................................................................66
         SECTION 4.02.  Establishment of Lock-Box Accounts,
                        Concentration Account and Other Trust
                        Accounts.................................................................................67
         SECTION 4.03.  Daily Calculations and Allocation
                        of Collections...........................................................................70

                                    ARTICLE V

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

                                   ARTICLE VI

                                    THE NOTES

         SECTION 6.01.  The Notes................................................................................74
         SECTION 6.02.  Authentication of Notes..................................................................75
         SECTION 6.03.  Registration of Transfer and Exchange of
                        Notes....................................................................................75
         SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen
                        Notes....................................................................................77
         SECTION 6.05.  Persons Deemed Owners....................................................................78
         SECTION 6.06.  Appointment of Paying Agent..............................................................78
         SECTION 6.07.  Access to List of Noteholders' Names
                        and Addresses............................................................................79
         SECTION 6.08.  Authenticating Agent.....................................................................80
         SECTION 6.09.  New Issuances............................................................................81
         SECTION 6.10.  Changes in Revolving Notes...............................................................83
         SECTION 6.11.  Book-Entry Notes.........................................................................84
         SECTION 6.12.  Notices to Clearing Agency...............................................................85
         SECTION 6.13.  Definitive Notes.........................................................................85
         SECTION 6.14.  Temporary Notes..........................................................................86
         SECTION 6.15.  CUSIP Number.............................................................................86
         SECTION 6.16.  Letter of Representations................................................................87

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                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE ISSUER

         SECTION 7.01.  Obligations not Assignable...............................................................87
         SECTION 7.02.  Limitations on Liability.................................................................87
         SECTION 7.03.  Indemnification of the Trustee and
                        the Noteholders..........................................................................87

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

         SECTION 8.01.  Liability of the Servicer................................................................91
         SECTION 8.02.  Merger or Consolidation of, or Assumption
                        of the Obligations of, the Servicer......................................................91
         SECTION 8.03.  Limitations on Liability.................................................................92
         SECTION 8.04.  Servicer Indemnification.................................................................92
         SECTION 8.05.  The Servicer Not to Resign...............................................................93
         SECTION 8.06.  Examination of Records...................................................................94

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.01.  Events of Default........................................................................94
         SECTION 9.02.  Additional Rights Upon the Occurrence
                        of any Event of Default..................................................................97

                                    ARTICLE X

                                SERVICER DEFAULTS

         SECTION 10.01.  Servicer Defaults.......................................................................98
         SECTION 10.02.  Trustee to Act; Appointment of
                         Successor Servicer.....................................................................102
         SECTION 10.03.  Notification to Noteholders............................................................103

                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.01.  Duties of Trustee......................................................................104
         SECTION 11.02.  Certain Matters Affecting the Trustee..................................................106
         SECTION 11.03. [Intentionally left blank.].............................................................107
         SECTION 11.04.  Trustee May Own Notes..................................................................107
         SECTION 11.05.  Money Held in Trust....................................................................107

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
         SECTION 11.06.  Disqualification; Conflicting Interests................................................108
         SECTION 11.07.  Preferential Collection of Claims
                         against Issuer.........................................................................108
         SECTION 11.08.  Limitation on Liability of Trustee.....................................................108
         SECTION 11.09.  Trustee May Deal with Other Parties....................................................110
         SECTION 11.10.  Servicer to Pay Trustee's Fees and
                         Expenses...............................................................................110
         SECTION 11.11.  Corporate Trustee Required; Eligibility................................................111
         SECTION 11.12.  Resignation or Removal of Trustee......................................................111
         SECTION 11.13.  Successor Trustee......................................................................113
         SECTION 11.14.  Merger or Consolidation of Trustee.....................................................113
         SECTION 11.15.  Appointment of Co-Trustee or Separate
                         Trustee................................................................................114
         SECTION 11.16.  Tax Returns............................................................................115
         SECTION 11.17.  Trustee May Enforce Claims Without
                         Possession of Notes....................................................................116
         SECTION 11.18.  Suits for Enforcement..................................................................116
         SECTION 11.19.  Rights of Noteholders to Direct Trustee................................................117
         SECTION 11.20.  Representations and Warranties of
                         Trustee................................................................................117
         SECTION 11.21.  Maintenance of Office or Agency........................................................117
         SECTION 11.22.  Trustee May File Proofs of Claim.......................................................117

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

         SECTION 12.01.  Satisfaction and Discharge of Indenture................................................118
         SECTION 12.02.  Release of Liens.......................................................................119
         SECTION 12.03.  Final Distribution.....................................................................120

                                  ARTICLE XIII

                                   REDEMPTIONS

         SECTION 13.01.  Redemption Allowed.....................................................................121
         SECTION 13.02.  Election to Redeem; Notice to Trustee..................................................121
         SECTION 13.03.  Selection of Securities to Be Redeemed.................................................122
         SECTION 13.04.  Notice of Redemption...................................................................122
         SECTION 13.05.  Deposit of Redemption Price............................................................123
         SECTION 13.06.  Notes Payable on Redemption Date.......................................................124
         SECTION 13.07.  Notes Redeemed in Part.................................................................124

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                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         SECTION 14.01.  Amendment..............................................................................124
         SECTION 14.02.  Limitation on Rights of Noteholders....................................................126
         SECTION 14.03.  Governing Law; Jurisdiction; Consent
                         to Service of Process..................................................................127
         SECTION 14.04.  Notices; Payments......................................................................128
         SECTION 14.05.  Rule 144A Information..................................................................128
         SECTION 14.06.  Severability of Provisions.............................................................129
         SECTION 14.07.  Assignment.............................................................................129
         SECTION 14.08.  Notes Nonassessable and Fully Paid.....................................................129
         SECTION 14.09.  Further Assurances.....................................................................129
         SECTION 14.10.  Nonpetition Covenant...................................................................129
         SECTION 14.11.  No Waiver; Cumulative Remedies.........................................................130
         SECTION 14.12.  Counterparts...........................................................................130
         SECTION 14.13.  Third-Party Beneficiaries..............................................................130
         SECTION 14.14.  Actions by Noteholders.................................................................130
         SECTION 14.15.  Merger and Integration.................................................................130
         SECTION 14.16.  Headings...............................................................................131



         EXHIBITS AND SCHEDULES

         EXHIBITS

         Exhibit A                  Form of Daily Report
         Exhibit B                  Form of Settlement Statement
         Exhibit C                  Form of Annual Certificate of Servicer
         Exhibit D                  Form of Lock-Box Agreement
         Exhibit E                  Credit and Collection Policy
         Exhibit F                  Form of Reserve Account Withdrawal
                                    Certificate

         SCHEDULES

         Schedule I                 List of Collection Accounts
         Schedule II                Locations of Pledged Asset Records

                   THIS MASTER TRUST INDENTURE AND SECURITY AGREEMENT, dated as of December 31, 1996 among SIRROM FUNDING CORPORATION, a Delaware corporation, as Issuer (the "Issuer"), SIRROM CAPITAL CORPORATION a Tennessee corporation, as Servicer (the "Servicer"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").


                             RECITALS OF THE ISSUER

                  The Issuer has duly authorized the creation and issuance of each Series of Notes, each Series to be of substantially the tenor and amount set forth herein and in the respective Supplement relating to each such Series of Notes. In order to provide for the foregoing, the Issuer has duly authorized the execution and delivery of this Indenture.

                  The Notes shall each be limited recourse obligations of the Issuer and shall be secured solely by the Noteholders' respective allocable shares of the Pledged Assets as set forth herein. If and to the extent that such allocable share is insufficient to pay all amounts owing with respect to such Notes, then, except as otherwise expressly provided hereunder, the Noteholders of such Notes shall have no Claim in respect to such insufficiency against the Issuer or any of its other assets or properties (including, without limitation, any Pledged Assets allocable to any other Notes in accordance with any terms hereof), and the Noteholders, by their acceptance of the Notes, hereby waive any such Claim.

                  All things necessary to (a) make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  That the Issuer, in consideration of the premises herein contained and of the purchase of the Notes by the Noteholders, and of other good and lawful consideration, the receipt of which is hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture and in the respective Supplement relating to such Notes, the payment of the Notes, the payment of all other amounts due under or in connection with the Notes or with this Indenture, and the performance and observance of all of the covenants and conditions contained herein or in such Notes, has hereby executed and delivered this Indenture and by these presents does hereby convey, grant, assign, transfer and pledge a security interest, in each case, in and unto the Trustee, its successors and assigns and its or their assigns forever, for the benefit of the Noteholders, with power of sale, all and singular in the property hereinafter described (said property being sometimes referred to as the "Pledged Assets"), to wit:

                                 GRANTING CLAUSE

                  All of the Issuer's right, title and interest in, to and under
(i) each Loan that has been or at any time hereafter shall be transferred by the Originator to the Issuer pursuant to the Loan Purchase Agreement at any time on or prior to the date hereof and continuing hereafter up to but excluding the Purchase Termination Date; (ii) any Equity Security; (iii) all Related Security;
(iv) the Originator Transaction Documents and all of the Issuer's rights and remedies thereunder; (v) all of the following property and interests in property which in any way relates to, secures or is received in payment of or on account of any Issuer Loan or Related Security: (A) cash, accounts, accounts receivable, participations, interests in participations, inventory, equipment, fixtures, vehicles, supplies, materials, returned and repossessed property acquired by foreclosure, the exercise by the Issuer or the Servicer of other remedies or otherwise, goods, guaranties, options, warranties, choses in action, causes of action, claims, contract rights, chattel paper, notes (including, without limitation, notes receivable arising from Issuer Loans), acceptances, instruments, documents, rights to payments, surety bonds, rights in warehouse receipts or documents of any kind in respect of any of the foregoing, general intangibles (including without limitation, rights, interests, goodwill, inventions, designs, secrets, service marks, trademarks, trademark applications, trade names, fictitious names, trade secrets, patents, patent applications, registrations, technology, proprietary information, copyrights, permits, licenses, franchises, customer lists, tax refunds, tax refund claims and reversionary interests in pension and profit sharing plans), (B) all of the Issuer's right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property (including, without limitation, all rents, issues and profits related thereto), rights and claims against third parties (including carriers and shippers), rights to indemnification and security interests or other security held by or granted to the Issuer to secure payment of the Issuer Loans, (C) the Loan Documents, computer programs, printouts and other computer materials and records relating to the Issuer Loans; (vi) all rights (but no obligations) in, to and under all Sinking Fund Account Agreements and Swap Agreements, (vii) all Interest Rate Payments; (viii) all funds from time to time on deposit in each of the Sinking Fund Accounts, each of the Trust Accounts and all funds from time to time on deposit in each of the Lock-Box Accounts representing Collections on, or other proceeds of, the foregoing and, in each case, all certificates and instruments, if any, from time to time evidencing such funds, all investments made with such funds, all claims thereunder or in connection therewith and all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and (ix) all moneys due or to become due and all amounts received or receivable with respect to the foregoing and all products and proceeds of the foregoing.

                  AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Notes are to be issued, countersigned and delivered and that all of the Pledged Assets are to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer and the Servicer, in each case, for itself and its successors, do hereby covenant and agree to and with the Trustee and each of the foregoing's respective successors in said trust, for the benefit of those who shall hold the Notes, or any of them, as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  "Act" is defined in Section 1.05.

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds (exclusive of such Person's interest in unexercised Contingent Compensation) 10% or

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more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds (exclusive of such Person's interest in unexercised Contingent Compensation) 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Adjusted Outstanding Loan Balance" shall mean, as of any date of determination with respect to any Loan, the lesser of (i) the Outstanding Loan Balance of such Loan and (ii) $5,000,000; provided, however, that the Adjusted Outstanding Loan Balance shall be calculated as if such Loan, all other Loans to the Obligor of such Loan, and all Loans to such Obligor's Affiliates were one Loan.

                  "Aggregate Outstanding Amount" shall mean the aggregate of the Outstanding Principal Balance for all Series.

                  "Amortization Date" shall mean the earlier to occur of (a) the date upon which the Amortization Date is declared or occurs automatically pursuant to Section 9.01 and (b) the Purchase Termination Date.

                  "Amortization Period" shall mean the period beginning on the Amortization Date and ending upon the payment in full to the Noteholders of all Series of the Aggregate Outstanding Amount with respect to all Series, all accrued and unpaid interest thereon and all other amounts owed to the Noteholders hereunder and under the applicable Supplement.

                  "Asset Coverage Shortfall" shall mean, as of any date of determination, (i) the Equity Floor exceeds (ii) the Overcollateralization Amount.

                  "Backup Servicing Agreement" shall mean that certain Backup Servicing Agreement of even date herewith among First Trust, in its capacity as the "Backup Servicer", the Servicer and the Program Agent, or any successor agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Backup Servicer's Fee" shall have the meaning specified in the Backup Servicing Agreement.

                  "Base Amount" shall mean the Net Loan Balance minus the aggregate of the Required Overcollateralization Amount for all outstanding Series.

                  "Book-Entry Form" shall mean with respect to any Notes or Series of Notes, that such Notes or Series are not certificated and the ownership and transfers thereof shall be made through the book entries by a Clearing Agency as described in Section 6.11 and the applicable Supplement.

                  "Book-Entry Notes" shall mean any Notes issued in Book-Entry Form unless and until Definitive Notes are issued to the Holders thereof in accordance with Section 6.13 and the applicable Supplement.

                  "Breakage Costs" shall mean, with respect to any Note, the amount payable (if any) to the Holder thereof pursuant to the related Supplement, as compensation for losses incurred as a result of the reduction of the Outstanding Principal Balance thereof on a day other than the last day of an Interest Period.

                  "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Carrying Cost Account" shall have the meaning specified in
Section 4.02(a).

                  "Carrying Cost Amount" shall mean, as of any date of determination, the sum of (i) all accrued but unpaid Carrying Costs due as of such date and (ii) all fees, costs and expenses owed to the Trustee and/or the Noteholders as of such date.

                  "Carrying Costs" shall mean, for any Collection Period, (a) all interest payable on the Notes of any Series, (b) the Servicing Reimbursement for such period, (c) the Trustee's Fee for such period and (d) any other fees, costs and expenses of any Series as set forth in the applicable Supplement.

                  "Claim" shall mean a "claim" as defined in Section 101(5) of the United States Bankruptcy Code.

                  "Class" shall mean, with respect to any Series divided into classes, any one of the classes of Notes of that Series.

                  "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                  "Collection Period" shall mean, with respect to any Monthly Payment Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Monthly Payment Date occurs.

                  "Collections" shall mean any Interest Collections, any Principal Collections and/or any cash proceeds of any Contingent Compensation in respect of any Issuer Loans.

                  "Commission" shall mean the Securities and Exchange Commission, as constituted from time to time, or, if at any time after the execution of the Indenture such Commission is no longer existing and/or performing the duties now assigned to it under the Trust Indenture Act, the Person performing such duties at such time.

                  "Concentration Account" shall have the meaning specified in
Section 4.02(a).

                  "Concentration Account Bank" shall initially be the Trustee, and shall have the meaning specified in Section 4.02(a).

                  "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of the Originator, any Affiliates or subsidiaries thereof or the Issuer to such Person in connection with or pursuant to this Indenture or the transactions contemplated hereby which is proprietary in nature, other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Indenture or otherwise previously provided by the Originator on a confidential basis), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person other than through disclosure by the Originator or the Issuer.

                  "Consolidated Affiliate" shall mean, (i) as to any Obligor, any other Person recognized in the Servicer's accounting records as a Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of such Obligor; and
(ii) as to each of the Originator and the Issuer, any other Person whose financial statements should, under generally accepted accounting principles, be consolidated with the financial statements of such Originator or the Issuer, as applicable.

                  "Contingent Compensation" shall mean, with respect to any Loan, all of Issuer's rights to contingent compensation from the Obligor or otherwise in connection with and as additional compensation for the extension of such Loan, including, without limitation, all such compensation in the form of warrants, stock or other equity interests in such Obligor, and not in respect of any interest, principal, commitment or other origination fees, reimbursement of costs and expenses, or other amounts owing by such Obligor to the holder of the related Loan pursuant to the terms of the related Loan Documents.

                  "Corporate Trust Office" shall have the meaning specified in
Section 11.21.

                  "Credit and Collection Policy" shall mean those credit and collection policies and practices of the Originator as of the date hereof relating to the Loans and related Loan Documents, set forth in Exhibit E, as the same may be amended or modified from time to time in compliance with Section 3.04(i).

                  "Daily Report" shall have the meaning specified in Section 3.05(a).

                  "Defaulted Loan" shall mean a Loan: (i) as to which ten percent (10%) or more of any payment remains unpaid for more than 45 days after the original due date for such payment, (ii) as to which an Insolvency Event has occurred with respect to the Obligor thereof, (iii) as to which there has been a default by the Obligor under the related Loan Documents that has continued for more than 60 days, (iv) as to which the Obligor thereof has suffered any other material adverse event which is likely to materially and adversely affect the ability of the Obligor to continue its business as a going concern, (v) that the Servicer determines to be or, in accordance with the Credit and Collection Policy should have determined to be, uncollectible or (vi) that the Servicer determines to be or, in accordance with the Credit and Collection Policy should have determined to be, classified as "Grade 5 or 6".

                  "Default Ratio" shall mean with respect to any Collection Period, the ratio (expressed as a percentage), the numerator of which is an amount equal to aggregate of the Outstanding Loan Balances of Loans included in Pledged Assets that have become Defaulted Loans during such Collection Period, and the denominator of which is the daily average of the aggregate of the Outstanding Loan Balances of Eligible Loans included in Pledged Assets for such Collection Period.

                  "Defeasance Account" shall have the meaning specified in Section 4.02(a).

                  "Definitive Notes" shall have the meaning specified in
Section 6.13.

                  "Delinquent Loan" shall mean a Loan: (i) as to which ten percent (10%) or more of any payment remains unpaid for more than 30 days after the original due date for such payment, and (ii) which is not a Defaulted Loan.

                  "Delinquency Ratio" shall mean with respect to any Collection Period, the ratio (expressed as a percentage), the numerator of which is an amount equal to aggregate of the Outstanding Loan Balances of Loans included in Pledged Assets that are Delinquent Loans as of the last day of such Collection Period, and the denominator of which is the aggregate of the Outstanding Loan Balances of Eligible Loans included in Pledged Assets for such Collection Period.

                  "Determination Date" shall mean, with respect to any Monthly Payment Date, the second Business Day preceding such Monthly Payment Date.

                  "Early Termination" shall have the meaning assigned to such terms in the ISDA Definitions.

                  "Eligible Institution" shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) is a member of the FDIC; (ii) has a combined capital and surplus of at least $50,000,000; (iii) has or is a subsidiary or a member of a bank holding system which has a long-term unsecured debt rating of at least A or better by S&P, and A or better by Fitch, if rated by Fitch.

                  "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency (having original maturities no later than the next Transfer Date for any Series);

                  (b) demand deposits, time deposits or certificates of deposit (having original maturities no later than the next Transfer Date for any Series) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P and Moody's and, if rated by Fitch, its highest short-term unsecured debt rating;

                  (c) commercial paper (having original maturities no later than the next Transfer Date for any Series) having, at the time of the investment or contractual commitment to invest therein, the highest short-term rating from S&P and Moody's, and, if rated by Fitch, in its highest short-term rating category;

                  (d) investments in money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having a rating of AAA-m or AAAM-G from S&P and Aaa from Moody's (including funds for which the Trustee or any of its Affiliates acts as an investment adviser or manager), and having a rating of AAA by Fitch, if rated by Fitch;

                  (e) notes or bankers' acceptances (having original maturities no later than the next Transfer Date for any Series) issued by any depository institution or trust company referred to in clause (b) above; or

                  (f) repurchase agreements entered into with a securities firm which is a primary dealer on the Federal Reserve reporting dealer list or a financial institution having the highest short-term debt or certificate of deposit rating (as the case may be) available from S&P and Moody's, and Fitch (if rated by Fitch); provided that such repurchase agreements are secured by a perfected first priority security interest in an obligation of the type described in clause (a) above; and provided, further, that (y) the market value of the obligation with respect to which such firm or institution has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such firm or institution and (z) the Trustee or a custodian acting on its behalf shall have possession of the instruments or documents evidencing such obligations.

                  "Eligible Loan" shall mean each Issuer Loan or portion thereof, as of any date of determination:

                  (i) which is currently owing under a promissory note which has been duly authorized and which, together with the related Loan Documents, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general provisions of equity;

             (ii) which arose in the ordinary course of the Originator's business, or a subsidiary of the Originator, from the loaning of money to the Obligor thereof;

            (iii) which is not a Defaulted Loan and in respect of which no material default exists (whether matured or otherwise), and with respect thereto there is not then in effect any waiver by the Originator of any (a) material default with respect thereto or (b) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;

                  (iv) the Obligor of which is not the Obligor of any Defaulted Loans;

                  (v) the Obligor of which is not a Governmental Authority;

                  (vi) which, together with the Loan Documents (other than those relating to real estate collateral) related thereto, is a "general intangible" or an "instrument" within the meaning of the UCC of all jurisdictions which govern the perfection of the Issuer's interest therein;

                  (vii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;

                  (viii) the Obligor of which is not an Affiliate of any of the parties hereto;

                  (ix) the Obligor of which is organized in and a resident of the United States;

                  (x) which is denominated and payable only in United States Dollars in the United States;

                  (xi) which bears interest (a) payable monthly or quarterly and
         (b) as of the date of acquisition of such Loan by the Issuer, at a fixed interest rate per annum which is in excess of the sum of 4.25% plus the 90 day USD-CP-H.15 Rate on such date;

                  (xii) which, together with the Loan Documents related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such law, rule or regulation in any respect;

                  (xiii) which is prepayable without penalty and, together with the related Loan Documents and Contingent Compensation, if any, is fully assignable;

                  (xiv) which has been originated pursuant to and satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

                  (xv) with respect to which only one current original Note exists, which Note has been delivered to the Issuer;

                  (xvi) which is secured by a perfected security interest in the related Collateral in favor of the Issuer, which security interest has the priority required for such security interest in the related Loan Documents;

                  (xvii) which was originally made by the Originator, or one of its subsidiaries, prior to its transfer to the Issuer;

                  (xviii) which has an original term to maturity of no more than 60 months, or with respect to a Rehabilitated Loan, has a term to maturity of no more than 48 months from the date such loan became a Rehabilitated Loan, and, in either case, is either fully amortizing in installments over the remaining term or is due in a single installment at the end of the remaining term;

                  (xix) which, except as permitted pursuant to Section 3.01(c) hereof, has not been compromised, adjusted or similarly modified and is not subject to any Obligor Claims whatsoever and which did not arise pursuant to Loan Documents giving the Obligor an explicit right of offset;

                  (xx) which was made under the existing Loan Documents, which Loan Documents (other than with respect to a Rehabilitated Loan or as permitted by Section 3.01(c) hereof) have not been modified for negative credit reasons (including, without limitation, rescheduling of installment payments);

                  (xxi) the proceeds of which have been fully disbursed, having no obligation on the part of the Originator to make future advances under the related Loan Documents;

                  (xxii) the Collateral with respect to which is insured for in accordance with the Credit and Collection Policy;

                  (xxiii) with respect to which the Loan Documents are complete in accordance with the Credit and Collection Policy;

                  (xxiv) which was classified by the Originator as "Grade 1, 2, 3 or 4" under the Credit and Collection Policy at the time of acquisition by the Issuer;

                  (xxv) the Obligor of which has been notified of the pledge hereunder and directed to remit payments therefor to a Lock-Box Account;

                  (xxvi) the Obligor of which is not in the gaming, nuclear waste, bio-tech, oil and gas or real estate industries;

                  (xxvii) the Obligor of which is a legal operating entity, duly organized and validly existing under the laws of its jurisdiction of organization; and

                  (xxviii) the Obligor of which, as of the end of the most recent Collection Period, was not the subject of any voluntary or involuntary bankruptcy proceedings.

                  "Eligible Servicer" shall mean the Originator, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of loan receivables, (b) is legally qualified and has the capacity to service the Loans and (c) has demonstrated the ability to professionally and competently service a portfolio of similar loan receivables with high standards of skill and care.

                  "Enhancement" shall mean the rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class shall not be deemed to be an Enhancement.

                  "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                  "Enhancement Provider" shall mean the Person providing any Enhancement.

                  "Equity Floor" shall mean as of any date of determination, the greater of (i) the eight largest (determined by Adjusted Outstanding Loan Balance) Eligible Loans (and if a single Obligor or any of its Affiliates is the obligor of more than one Eligible Loan, all of the Eligible Loans owed by such Obligor or such Affiliates shall be treated as a single Eligible Loan) or (ii) $20,000,000.

                  "Equity Security" means any capital stock, equity ownership or interest in the equity of a Person (excluding warrants, options or other convertible securities), whether certificated or uncertificated.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean, as to any Person, any partnership, trade or business (whether or not incorporated) which, together with such Person, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the IRC.

                  "Event of Default" shall mean any event described in
Section 9.01.

                  "Excess Concentration Balance" shall mean as of any date of determination, with respect to the amount of otherwise Eligible Loans, the sum of (i) the amounts by which the aggregate Adjusted Outstanding Loan Balances of any such Eligible Loans that are Large Loans exceeds the Large Loan Limit, plus
(ii) the amount by which the aggregate Adjusted Outstanding Loan Balances of such Eligible Loans to Obligors in any Industry exceeds such Industry Limit, plus (iii) the amount by which the aggregate Adjusted Outstanding Loan Balances of such Eligible Loans the Obligors of which are Grade 4 Obligors exceeds the Grade 4 Limit, plus (iv) the amount by which the aggregate Adjusted Outstanding Loan Balances of such Eligible Loans that are Rehabilitated Loans exceeds the Rehabilitated Loans Limit, plus (v) the amount by which the aggregate Adjusted Outstanding Loan Balances of such Eligible Loans that pay interest on quarterly basis exceeds 5% of the aggregate Adjusted Outstanding Loan Balances of all Eligible Loans.

                  "Excess O/C Sharing Date" shall mean the date, if any, that is the first Business Day on which all outstanding Series are in their respective Pay-Out Period and the Overcollateralization Amount on such date is greater than both (x) the Minimum Overcollateralization Amount on such date and (y) the Equity Floor on such date.

                  "Excess O/C Sharing Period" shall commence on the Excess O/C Sharing Date, if any, and shall end on the earliest to occur of (x) the date thereafter that the Revolving Period for any outstanding Series commences, (y) the Amortization Date and (z) the first day on which the Overcollateralization Amount on such date is equal to or less than the greater of (I) the Minimum Overcollateralization Amount on such date and (II) the Equity Floor as of the Excess O/C Sharing Date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                  "Fitch" shall mean Fitch Investors Service, L.P., or its successor.

                  "Fixed Principal Note" shall mean any Note of a Series of Notes that is not designated as a Series of Revolving Notes in the Supplement pursuant to which such Series is issued.

                  "Global Note" shall mean a Note evidencing all or any part of a Series to be issued in Book-Entry Form, which Global Note shall be issued to the Clearing Agency for such Series or its nominee in accordance with Section
6.11 and the applicable Supplement pursuant to which such Note is issued.

                  "Governmental Authority" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                  "Grade 4 Limit" shall mean as of any date of determination, an amount equal to the greater of (a) 30% of the aggregate Adjusted Outstanding Loan Balances of all Eligible Loans as of such date and (b) $22,500,000.

                  "Grade 4 Obligor" shall mean, as of any date of determination,
(i) an Obligor of any Issuer Loan that the Servicer determines to be or, in accordance with the Credit and Collection Policy should have determined to be, classified as "Grade 4", or (ii) an Obligor designated by the Issuer as a "Grade 4 Obligor."

                  "Holder" or "Noteholder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the Note Register.

                  "Indemnified Amounts" shall have the meaning specified in Section 7.03.

                  "Indemnified Party" shall have the meaning specified in
Section 7.03.

                  "Indenture" shall mean this Master Trust Indenture and Security Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, the related Supplement.

                  "Independent Public Accountants" shall mean any of (a) Arthur Andersen LLP, (b) Deloitte & Touche, (c) Coopers & Lybrand LLP, (d) Ernst & Young LLP, (e) KPMG Peat Marwick and (f) Price Waterhouse LLP or any of their successors so long as such successor is one of the six largest national accounting firms, provided that such firm is independent with respect to the Servicer within the meaning of the Securities Act.

                  "Industry" shall mean the industry of an Obligor as determined by reference to the four digit standard industry classification codes.

                  "Industry Limit" shall mean, as of any date of determination, an amount equal to the greater of (a) 15% of the aggregate Adjusted Outstanding Loan Balances of all Eligible Loans as of such date and (b) $11,250,000.

                  "Initial Outstanding Principal Balance" shall mean, with respect to any Series or Class and for any date, an amount equal to the initial principal balance amount or amounts specified in the related Supplement.

                  "Insolvency Event" shall mean, with respect to a specified Person, (i) failure by such Person generally to pay its debts as such debts become due, or the admission by such Person in writing of its inability to pay its debts generally, or the making by such Person of a general assignment for the benefit of creditors; or (ii) institution by or against such Person of any proceeding seeking to adjudicate such Person a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) the taking of any corporate action by such Person to authorize any of the actions by such Person set forth in clauses (i) or (ii) above in this definition of Insolvency Event.

                  "Interest Collections" shall mean, for any Monthly Payment Date, an amount equal to (i) the interest collections received on behalf of the Obligors during the related Collection Period deposited to any Lock-Box Account or Concentration Account, or received by a Servicer, in respect of Issuer Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, (ii) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Account) as a result of the investment thereof pursuant to Section 4.02 and (iii) all Interest Rate Payments.

                  "Interest Payment Date" shall mean, with respect to each Interest Period, the last day of such Interest Period.

                  "Interest Period" shall mean, unless otherwise specified in the Supplement relating to any Series, with respect to any Monthly Payment Date for such Series (i) in the case of the initial such Monthly Payment Date, the period from and including the Closing Date for such Series to but excluding such initial Monthly Payment Date and (ii) in the case of any other Monthly Payment Date, the period from and including the preceding Monthly Payment Date to but excluding such Monthly Payment Date.

                  "Interest Rate Payment" all rights (but no obligations) to payment with respect to each "Rate Cap Transaction" (as defined in the ISDA Definitions) under the Swap Agreement and any Specified Rate Cap, in each case, including without limitation, all payments in respect of any Early Termination thereof.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                  "ISDA Definitions" means the 1991 ISDA Definitions published by the International Swap Dealers Association, Inc.

                  "Issuer" shall mean Sirrom Funding Corporation, a Delaware special purpose corporation.

                  "Issuer Loan" shall mean a Loan acquired by the Issuer pursuant to the Loan Purchase Agreement and pledged to the Trustee hereunder.

                  "Issuer's Account" shall mean the special account under the dominion and control of the Issuer, for deposits by the Servicer of funds allocable to the Issuer, maintained at such bank as the Issuer may designate for such purpose from time to time.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Large Loan" shall mean, as of any date of determination, an amount equal to the aggregate of the Outstanding Loan Balance of the five largest Issuer Loans.

                  "Large Loan Limit" shall mean $20,000,000.

                  "Letter of Representations" shall mean any applicable agreement among the Issuer, the Trustee and the applicable Clearing Agency with respect to such Clearing Agency's rights and obligations with respect to any Book-Entry Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Lien" shall mean any ownership interest or any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other and including a Lien created by the PBGC), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

                  "Loan" shall mean a non-revolving small business loan receivable shown on the records of the Originator as of the Closing Date for the initial Series, and from time to time thereafter, arising from the extension of credit to an Obligor by the Originator or one of its subsidiaries in the ordinary course of its business and shall include, without limitation, all monies due or owing and all Interest Collections, Principal Collections and other amounts received from time to time with respect to such loan receivable and all proceeds (including, without limitation,

"proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Loans subject to this Indenture) thereof.

                  "Loan Document" shall mean, with respect to any Loan, the related promissory note which evidences the obligation of the Obligor to repay from time to time any amounts extended to such Obligor by the Originator and any related loan agreement, security agreement, mortgage, assignment of leases and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor's behalf in respect of such Loan and related promissory note, including, without limitation, general or limited guaranties.

                  "Loan Purchase Agreement" shall mean that certain Loan Sale and Contribution Agreement between the Originator and the Issuer, dated as of the date hereof, governing the terms and conditions upon which the Issuer shall have acquired the Loans as the same may from time to time be amended, modified or otherwise supplemented.

                  "Lock-Box Account" shall have the meaning specified for such term in Section 4.02(b).

                  "Lock-Box Agreement" shall have the meaning specified for such term in Section 4.02(c).

                  "Lock-Box Bank" shall have the meaning specified for such term in Section 4.02(b).

                  "Majority in Interest" shall mean with respect to each Series the Holders of Notes evidencing 51% or more of the Outstanding Principal Balance of such outstanding Series.

                  "Majority Noteholders" shall mean, at any time, the Noteholders holding Notes evidencing 51% or more of the aggregate Outstanding Principal Balance for all outstanding Notes of all Series at such time.

                  "Minimum Overcollateralization Amount" shall mean as of any date of determination, with respect to any Series, the amount set forth in the related Supplement.

                  "Monthly Payment Date" shall mean, with respect to any Collection Period, the 5th Business Day of the calendar month immediately following the end of such Collection Period, or, with respect to any Series, such other day as may be set forth in the applicable Supplement.

                  "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which either Originator or an ERISA Affiliate of either of them is making, is obligated to make or has within the last six years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

                  "Net Outstanding Amount" shall mean at any time the Aggregate Outstanding Amount minus the amount on deposit in the Reserve Account as of such time minus the amount of funds on deposit in any Defeasance Account to be distributed to Noteholders in reduction of the Outstanding Principal Balance of their Notes.

                  "Net Loan Balance" shall mean as of any date of determination, the excess of (a) the aggregate Adjusted Outstanding Loan Balances of Eligible Loans over (b) the Excess Concentration Balance at such time. For purposes of calculating the Net Loan Balance, the aggregate Adjusted Outstanding Loan Balances of Eligible Loans shall be calculated as if reduced by the aggregate amount of Principal Collections received that have not been applied to any corresponding Loans on the records of the Servicer.

                  "Note" shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement.

                  "Noteholder" or "Holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the Note Register.

                  "Note Rate" shall mean, with respect to any Series or Class, the interest rate specified therefor in the related Supplement.

                  "Note Register" shall have the meaning specified in
Section 6.03(a).

                  "Notices" shall have the meaning specified in Section
13.05(a).

                  "Obligor" shall mean each Person who is obligated to pay for an extension of credit by the Originator which gave rise to an Issuer Loan, including any guarantor of such Person's obligations.

                  "Officer's Certificate" shall mean, unless otherwise specified in this Indenture, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller, the Assistant Treasurer or the Secretary or Assistant Secretary of the Issuer, or of a Servicer, or of any Successor Servicer, as the case may be, and delivered to the Trustee.

                  "Opinion of Counsel" shall mean a written opinion, in form and substance reasonably satisfactory to the Trustee and from counsel reasonably satisfactory to the Trustee, which counsel, except where this Indenture otherwise provides, may be counsel for, or an employee of, either the Person providing such opinion or an Affiliate of such Person.

                  "Originator" shall mean Sirrom Capital Corporation, together with its permitted successors and assigns under the Loan Purchase Agreement.

                  "Originator Transaction Documents" shall mean the Loan Purchase Agreement and the Lock-Box Agreements.

                  "Overcollateralization Amount" shall mean as of any date of determination, the amount, if any, by which the Net Loan Balance plus unallocated Principal Collections held in the Concentration Account (without giving effect to the allocation and deposit of amounts pursuant to clause Third of Section 4.03(b)(ii)) as of such date, exceeds the Net Outstanding Amount on such date.

                  "Outstanding Loan Balance" shall mean with respect to any Loan, as of any date of determination, the then outstanding principal balance thereof.

                  "Outstanding Principal Balance" shall mean, at any time (a) with respect to any Note, the outstanding principal balance of such Note at such time and (b) with respect to any Class or Series of Notes, the aggregate outstanding principal balance of all Notes in such Class or Series, as applicable, at such time.

                  "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06.

                  "Pay-Out Event" shall mean, with respect to any Series, any event defined as such in the related Supplement.

                  "Pay-Out Period" shall mean, with respect to one or more Series, the period commencing on the Pay-Out Period Commencement Date of such Series and ending on the date on which all of such Series shall have been paid in full.

                  "Pay-Out Period Commencement Date" shall mean, with respect to one or more Series, the date on which a Pay-Out Event for such Series occurs.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any other Governmental Authority succeeding to the functions thereof.

                  "Permitted Liens" shall mean (i) Liens for taxes, assessments or charges of any Governmental Authority or Liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law and created in the ordinary course of business, which, in either such case, are for amounts not yet due or for amounts which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles and (ii) any Liens of a collecting bank arising by operation of law under Section 4-210 of the UCC.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                  "Plan" shall mean any plan, program, arrangement, agreement, practice or contract that provides or is intended to provide benefits or compensation to or on behalf of one or more employees or former employees of the Originator or an ERISA Affiliate of the Originator, whether formal or informal, whether or not written, including, but not limited to, any employee benefit plan as defined in Section 3(3) of ERISA, any employee pension benefit plan and any retiree welfare plan.

                  "Pledged Assets" shall have the meaning ascribed to such term in the Granting Clause of this Indenture.

                  "Prepayment Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                  "Principal Collections" shall mean, for any Monthly Payment Date, an amount equal to (i) the principal collections received on behalf of the Obligors during the related Collection Period deposited to any Lock-Box Account or Concentration Account, or received by a Servicer, in respect of Issuer Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (ii) all cash proceeds and distributions on Contingent Compensation in respect of Issuer Loans.

                  "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the Initial Outstanding Principal Balance or maximum principal amount (or method for calculating such amount); (c) the Note Rate (or method for the determination thereof); (d) whether such Notes are to be Fixed Principal Notes or Revolving Notes and the denominations (if such Notes are Fixed Principal Notes) or Stated Amounts (if such Notes are Revolving Notes) thereof; (e) Maturity Date and Stated Maturity Date thereof; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the terms of any form of Enhancement with respect thereto; (h) the terms, if any, on which the Notes of such Series may be exchanged for Notes of another Series, repurchased or redeemed by the Issuer or remarketed to other Noteholders; (i) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the Pay-Out Events with respect thereto; (k) the method of calculating each of the Required Overcollateralization Amount and the Minimum Overcollateralization Amount of such Series.

                  "Purchase Price" shall have the meaning specified in the Loan Purchase Agreement.

                  "Purchase Termination Date" shall mean the earlier to occur of
(i) the date upon which the "Termination Date" is declared or automatically occurs pursuant to the terms of the Loan Purchase Agreement and (ii) the date upon which the Amortization Date is declared or automatically occurs pursuant to the terms of this Indenture.

                  "Qualified Sale Agent" shall mean (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other reputable institution whose regular business includes the sale of loan portfolios.

                  "Rating Agency" shall mean each nationally recognized rating agency which, with respect to any Class or Series of Notes if rated, at the request of the Issuer, has rated any such Class or Series of Notes, and with respect to any rated securities issued by any Noteholder of any outstanding Series or Class in order to fund or maintain its interest in any Note of such Series or Class, at the request of such Noteholder, has rated such securities.

                  "Record Date" shall mean, with respect to any Monthly Payment Date, the last day of the preceding calendar month.

                  "Records" shall mean all Loan Documents and other documents, books, credit files, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Loans and the related Obligors.

                  "Rehabilitated Loan" shall mean any Loan which, (i) was a Defaulted Loan or otherwise not an Eligible Loan, (ii) has been modified or restructured by the Originator in accordance with the Credit and Collection Policy (either before or after such Loan became an Issuer Loan), (iii) has been paying as modified or restructured pursuant to clause (ii) hereof for at least twelve (12) months since the effective date of such modification or restructuring, (iv) which otherwise satisfies the criteria of an "Eligible Loan" and (v) has otherwise been approved by the Majority in Interest of each Series in writing.

                  "Rehabilitated Loan Limit" shall mean, as of any date of determination, an amount equal to 5% of the aggregate Adjusted Outstanding Loan Balances of all Eligible Loans.

                  "Related Security" shall mean, with respect to any Issuer
Loan:

                  (i) all of the Issuer's rights under the related Loan Documents, including, without limitation, all monies due and to become due to the Issuer under or in connection with such related Loan Documents, and all rights, remedies, powers, privileges, benefits and claims of the Issuer under or with respect to such related Loan Documents (whether arising pursuant to the terms of such related Loan Documents or otherwise available at law or in equity);

                  (ii) all of the Issuer's interest in all security interests, or liens and property (whether real or personal, tangible or intangible), subject thereto from time to time purporting to secure payment of such Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any other collateral securing such Loan;

                  (iii) all guarantees, indemnities and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loan;

                  (iv) all of the Issuer's right, title and interest to and rights under the Loan Purchase Agreement;

                  (v)  all Records;

                  (vi)  all Contingent Compensation; and

                  (vii) all substitutions for and proceeds of any of the foregoing.

                  "Reportable Event" shall mean any of the reportable events set forth in Section 4043(b) of ERISA and the regulations issued from time to time thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations).

                  "Required Overcollateralization Amount" shall mean as of any date of determination, with respect to any Series, the amount set forth in the related Supplement.

                  "Requirements of Law" shall mean any law, treaty, rule or regulation, final determination of an arbitrator or Governmental Authority, or order of any judicial authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                  "Reserve Account" shall have the meaning specified in
Section 4.02.

                  "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, senior trust officer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Issuer or the Servicer, any of the President, Chief Executive Officer, Chief Operating Officer, Vice President, Secretary,

Assistant Secretary, Treasurer, Assistant Treasurer or Chief Financial Officer of such Person.

                  "Revolving Note" shall mean any Notes of any Series the principal amount of which may be increased and/or decreased from time to time and which are designated as "Revolving Notes" in the Supplement pursuant to which such Series is issued.

                  "Revolving Period" shall mean, with respect to any Series or Class of Notes, the period during which such Series is outstanding prior to the occurrence of the Pay-Out Period for such Series or Class or the Amortization Period.

                  "S&P" shall mean Standard & Poor's Corporation, or its successor.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Senior Class" shall mean any Class of Notes which is designated as a "Senior Class" in the applicable Supplement.

                  "Series" shall mean any series of Notes.

                  "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Supplement and including, with respect to any Series or Class, any Defeasance Accounts maintained for the benefit of the applicable Noteholders.

                  "Series Allocation Percentage" shall mean, with respect to each Series, (i) on any Business Day prior to the Amortization Date and on which no Excess O/C Sharing Period is in effect

                  (a) if all Series are in the Revolving Period and no Set-Aside Period has occurred and is continuing, zero;

                  (b) if any Series is in the Pay-Out Period and no Set-Aside Period has occurred and is continuing, a fraction (expressed as a percentage)
(x) the numerator of which equals the sum of (I) the Net Outstanding Amount of all Classes of Notes of such Series plus (II) the Required Overcollateralization Amount for such Series computed as provided in the applicable Supplement, in each case, as of the applicable Pay-Out Period Commencement Date, and (y) the denominator of which equals the sum of (I) the Net Outstanding Amount of all Series in their respective Pay-Out Periods plus (II) the aggregate Required

Overcollateralization Amount for all Series in their respective Pay-Out Periods computed as provided in the applicable Supplement, in each case, as of the applicable Pay-Out Period Commencement Date for each such Series;

                  (c) if a Set-Aside Period has occurred and is continuing, a fraction (expressed as a percentage) (x) the numerator of which equals the sum of (I) the Net Outstanding Amount of all Classes of Notes of such Series plus
(II) the Required Overcollateralization Amount for such Series, in each case, as of the Business Day immediately preceding the commencement of such Set-Aside Period and (y) the denominator of which equals the sum of (I) the Net Outstanding Amount of all outstanding Series plus (II) the aggregate Required Overcollateralization Amount for all outstanding Series, in each case, as of the Business Day immediately preceding the commencement of such Set-Aside Period;

                  (ii) on any Business Day after the Amortization Date, a fraction (expressed as a percentage)(a) the numerator of which equals the sum of
(I) the Net Outstanding Amount of all Classes of Notes of such Series plus (II) the Required Overcollateralization Amount for such Series, in each case, as of the Amortization Date and (b) the denominator of which equals the sum of (I) the Net Outstanding Amount of all outstanding Series of Notes plus (II) the aggregate Required Overcollateralization Amount for all outstanding Series, in each case, as of the Amortization Date; and

                  (iii) on any Business Day during an Excess O/C Sharing Period, a fraction (expressed as a percentage) (a) the numerator of which equals the sum of the Net Outstanding Amount of all Classes of Notes of all Series as of such date, and (b) the denominator of which equals the sum of (I) the Net Outstanding Amount of all Series as of such date plus (II) the Equity Floor as of the Excess O/C Sharing Date.

                  "Service Transfer" shall have the meaning specified in
Section 10.01.

                  "Servicer" shall mean, at any time, the Person which is authorized to act as Servicer under Section 3.01 to administer, collect and service the Issuer Loans, including any Successor Servicer appointed pursuant to
Section 10.02.

                  "Servicer Default" shall have the meaning specified in
Section 10.01.

                  "Servicing Officer" shall mean any officer, employee or other agent of the Servicer who in any case is involved in, or responsible for, the administration and servicing of the Issuer Loans and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                  "Servicing Reimbursement" shall have the meaning specified in Section 3.02(a).

                  "Set-Aside Period" shall mean the period beginning on any Business Day on which (i) the Base Amount is less than the Net Outstanding Amount and (ii) the aggregate of the Overcollateralization Amount for all outstanding Series is greater than or equal to the aggregate of the Minimum Overcollateralization Amount for all outstanding Series, but less than the aggregate of the Required Overcollateralization Amount for all outstanding Series, and continuing until the earliest of (a) the date on which the Net Outstanding Amount is less than or equal to the Base Amount, (b) the 180th consecutive day after which the Base Amount is less than the Net Outstanding Amount, (c) the commencement of an Excess O/C Sharing Period and (d) the commencement of the Amortization Period. Notwithstanding the foregoing, the Issuer may not deposit any amounts to the Reserve Account at any time if such amount, together with the aggregate amount on deposit in the Reserve Account at such time, would exceed 25% of the Aggregate Outstanding Amount at such time and such excess shall have continued for 90 consecutive days, unless the Issuer has obtained the prior written consent of the Majority Noteholders.

                  "Settlement Statement" shall have the meaning specified in Section 3.05(b).

                  "Significant Subsidiary" shall mean "significant subsidiary" as such term is defined in Rule 1-02(v) of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the Closing Date.

                  "Sinking Fund Account" shall have the meaning specified in each Sinking Fund Account Agreement.

                  "Sinking Fund Account Agreement" shall mean that certain Sinking Fund Account Agreement of even date herewith among the Originator, the Issuer, the Trustee and the Program Agent as the same may be amended, restated, supplemented or otherwise modified from time to time, or any successor agreement or similar agreement executed in connection with any Series.

                  "Specified Rate Cap" shall have the meaning specified in each Sinking Fund Account Agreement.

                  "Stated Amount" shall mean, with respect to any Revolving Note, the maximum principal amount that may be required to be funded by the Holder of such Revolving Note pursuant to the applicable Supplement.

                  "Stated Maturity Date" shall mean, with respect to any Series, the "Stated Maturity Date" specified in the applicable Supplement relating thereto.

                  "Subordinated Class" shall mean any Class of Notes which is designated as a Subordinated Class in the applicable Supplement.

                  "Subsequent Issuance" shall mean any issuance of Notes on any date after the Closing Date.

                  "Successor Servicer" shall have the meaning specified in Section 10.02(a).

                  "Supplement" shall mean, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Article VI, and all amendments, modifications or supplements to this Indenture.

                  "Swap Agreement" means that certain ISDA Master Agreement dated as of November 26, 1996 between the Originator and the Swap Counterparty, together with all schedules thereto and confirmations thereof, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Swap Counterparty" shall mean NationsBank, N.A. or any successor or assign thereof or replacement thereof under the Swap
Agreement.

                  "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Originator or any Affiliate thereof to the effect that, for Federal and Tennessee State (and any other State where substantial servicing activities in respect of Issuer Loans are conducted by the Issuer or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Notes of any outstanding Series or Class as debt and (b) in the case of the original issuance of Notes and any Subsequent Issuance, the Notes being issued thereby should properly be characterized as debt of the Issuer.

                  "Termination Notice" shall have the meaning specified in Section 10.01.

                  "Transaction Documents" shall mean the Loan Purchase Agreement, the Indenture, each Supplement, the Notes and, with respect to any Series, any interest hedging agreement, any other agreement specified in the applicable Supplement relating thereto as being a "Transaction Document."

                  "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03.

                  "Transfer Date" for any Series shall mean the Business Day immediately preceding a Monthly Payment Date for such Series, or, if the last day of an Interest Period for such Series is other than a Monthly Payment Date, the Business Day immediately preceding such last day of such Interest Period.

                  "Trust Accounts" shall mean the Concentration Account, the Reserve Account, the Carrying Cost Account, each Defeasance Account and any other Series Account established pursuant to the terms of any Supplement.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1939, as in force on the Closing Date, except as set forth in Section 6.09(d) of this Indenture.

                  "Trustee" shall mean First Trust National Association, a national banking association, in its capacity as trustee on behalf of the Noteholders, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee's Fee" shall have the meaning specified in
Section 11.10.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                  SECTION 1.02. Incorporation by Reference to Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

                  "indenture securities" shall mean the Notes.

                  "indenture security holder" shall mean a Noteholder.

                  "indenture to be qualified" shall mean this Indenture.

                  "indenture trustee" or "institutional trustee" shall mean the Trustee.

                  "obligor" on the indenture securities shall mean the Issuer or any other obligor on the Notes, if any.

                  All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act's reference to another statute or defined by Commission rule shall, in each case, have the meanings assigned to them therein.

                  SECTION 1.03. Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (x) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (y) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with; provided that, if any other provision of this Indenture describes the documents to be furnished to the Trustee in connection with any action to be taken by the Trustee hereunder, then in such case, notwithstanding this Section 1.03, only the documents so described in such provision and such other documents shall be required to be furnished in respect of such action.

                  (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the annual certificate provided pursuant to Section 3.06) shall include:

                  (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such Person, such covenant or condition has been complied with.

                  SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.05. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Noteholders, or a specified percentage or number of Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee as herein provided and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.02) conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of the Notes shall be proved by the Note Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Noteholder or the Noteholders of any Series of Notes shall bind every future holder of the same Note or Series of Notes and the holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  (e) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to take any action under this Indenture by vote or consent. Such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Noteholders, furnished by or to the Trustee prior to such solicitation. If a record date is fixed, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be so after such record date.

                  SECTION 1.06. Conflict with Trust Indenture Act. If at any time this Indenture becomes or is required to become qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

                  SECTION 1.07. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto or thereto and their successors hereunder, any Paying Agent and the Noteholders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 1.08. Incorporation of Recitals. The Recitals of the Issuer set forth above in this Indenture are hereby incorporated by this reference hereto as if, and to the same extent that, such Recitals were contained in the body of this Indenture.

                  SECTION 1.09. Other Definitional Provisions. (a) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not completely defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Section, Schedule and Exhibit references contained in this Indenture are references to Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term "including" shall mean "including without limitation".


                                   ARTICLE II

                        GRANT OF LIEN OF CERTAIN ASSETS;
                                ISSUANCE OF NOTES

                  SECTION 2.01. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Noteholders of the security interest in all Pledged Assets granted pursuant to the Granting Clause of this Indenture and declares that it shall maintain such security interest upon the trust herein set forth, for the benefit of all Noteholders on the terms and subject to the conditions hereinafter set forth.

                  SECTION 2.02. Certain Matters Regarding the Grant. (a) In connection with the grant to the Trustee as described in the Granting Clause above, the Issuer and the Servicer have on or prior to the Closing Date recorded and filed or caused to be recorded and filed, at the Issuer's expense, financing statements (including assignments of pre-existing financing statements and continuation statements with respect to any such financing statements when applicable) with respect to the Pledged Assets (whether now existing or hereafter created) meeting the requirements of applicable state law in such manner and in such jurisdictions as the Issuer and the Servicer reasonably determined where necessary or desirable to perfect, and maintain perfection of, the security interests granted hereunder and the ownership interests of the Issuer in the Issuer Loans and Related Security purchased from or contributed by the Originator. The Trustee shall have no obligation whatsoever to file such financing statements, or continuation statements to such financing statements, or to make any other filing under the UCC in connection with such transfer or grant. In connection with the grant to the Trustee as described in the Granting Clause above, the Issuer and the Servicer further agree to deliver to the Trustee each Pledged Asset (including any original documents or instruments included in the Pledged Assets as are necessary to effect such grant) in which the grant of a security interest is perfected under the UCC or otherwise by possession. The Issuer or the Servicer shall deliver each such Pledged Asset in its possession to the Trustee or to such other Person as the Trustee may direct, at the Issuer's or the Servicer's, as applicable, own expenses, immediately upon the effectiveness of the grant of the security interest in any such Pledged Asset to the Trustee pursuant to the Granting Clause hereof.

                  (b) In connection with the grant to the Trustee as described in the Granting Clause above, the Servicer shall, on behalf of the Issuer, on or prior to the Closing Date and prior to each subsequent acquisition of Loans by the Issuer from the Originator pursuant to the Loan Purchase Agreement, mark or cause to be marked, the master data processing records of the Originator evidencing the Loan with the following legend:

                  "THE LOANS DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO SIRROM FUNDING CORPORATION

                  PURSUANT TO A LOAN PURCHASE AGREEMENT, DATED AS OF DECEMBER 31, 1996, BETWEEN SIRROM CAPITAL CORPORATION, AS THE ORIGINATOR, AND SIRROM FUNDING CORPORATION, AS THE PURCHASER; AND SUCH LOANS HAVE BEEN FURTHER PLEDGED AND ASSIGNED TO FIRST TRUST NATIONAL ASSOCIATION, AS TRUSTEE, PURSUANT TO A MASTER TRUST INDENTURE AND SECURITY AGREEMENT, DATED AS OF DECEMBER 31, 1996, AMONG SIRROM CAPITAL CORPORATION, AS SERVICER, SIRROM FUNDING CORPORATION AND FIRST TRUST NATIONAL ASSOCIATION, AS TRUSTEE."

                  (c) The Servicer agrees to request from the Issuer, and the Issuer agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Issuer Loans and the other Pledged Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the grant of a security interest hereunder in the Issuer Loans and the other Pledged Assets to the Trustee. The Issuer shall deliver a file-stamped copy of each such financing statement or other document or other evidence of such filing to the Trustee as soon as available after filing. The Trustee shall be under no obligation whatsoever to file such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with such Transfer. In the event that any of the Issuer Loans and other Pledged Assets become evidenced by an instrument, the Issuer agrees to (or to cause the Originator or the Servicer to) deliver to the Trustee, or to such other Person as the Trustee may direct, the original of such instrument as required by Section 3.04(g) hereof. Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with the terms of this Indenture seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC as in effect in the jurisdiction the law of which governs the perfection of the interest in the Pledged Assets created hereunder, the Issuer shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the Pledged Assets and the proceeds thereof contemplated by this Section 2.01.

                  The Issuer and the Servicer will give the Trustee prompt written notice of any relocation of any office from which any of them service the Issuer Loans or keep records concerning the Issuer Loans or of their principal executive offices and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's interest in the Issuer Loans and the other Pledged Assets and the proceeds thereof contemplated by this Section 2.01. The Issuer and the Servicer will at all times maintain each office from which they service Issuer Loans and their principal executive offices within the United States of America.

                  The Issuer further agrees herein, at its own expense, on or prior to the initial Closing Date and prior to each subsequent pledge hereunder, to indicate in its computer records that the Issuer Loans have been pledged to the Trustee hereunder.

                  (d) The Trustee hereby agrees not to disclose to any Person any information delivered to the Trustee from time to time with respect to the Issuer Loans or any Obligor except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) as required in the performance of the Trustee's duties hereunder, (iii) as required in enforcing the rights of the Noteholders hereunder, (iv) as provided in any Supplement or
(v) to any "Backup Servicer" under and as defined in the Backup Servicing Agreement, or under any successor agreement or similar agreement executed in connection with any Series. The Trustee shall have no liability to any Person for the disclosure to any Person of information with respect to the Issuer Loans or any Obligor as permitted by this Section 2.02(d). The Trustee agrees to protect and maintain the security and confidentiality of such information in accordance with reasonable and customary industry standards and, in connection therewith, will allow the Issuer to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall use its best efforts to provide the Issuer written notice at least five Business Days prior to any disclosure pursuant to this Section 2.01 and in any event will provide written notice whenever disclosure is made.

                  (e) If (i) the Issuer or the Servicer fails to perform any of its agreements or obligations under any Transaction Document to which it is a party and does not remedy such failure within the applicable cure period, if any, and (ii) the Trustee in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of the Noteholders under this Indenture, then the Trustee or its designees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee or such designee incurred in connection therewith shall be payable by the Issuer. If, at any time, the Issuer or the Servicer fails to file or cause to be filed any financing statement or continuation statement, or amendment thereto or assignment thereof, that is required to be filed pursuant to this Indenture or any of the other Transaction Documents, the Trustee may (but shall not be obligated to), and the Issuer and the Servicer hereby authorize the Trustee to, file such financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Assets now existing or hereafter arising in the name of the Issuer, the Servicer or, to the extent permitted under the Loan Purchase Agreement, the Originator, in any case, at the expense of the Servicer to be paid out of the Servicing Reimbursement.

                  SECTION 2.03. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants as of the date hereof and, as of such date and with respect to any Series, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement, that:

                  (a) Organization and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Indenture and the Loan Purchase Agreement, and to execute and deliver to the Trustee pursuant hereto the Notes.

                  (b) Due Qualification. The Issuer is duly qualified to do business and is in good standing as a corporation or foreign corporation, as applicable, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Issuer's ability to perform its obligations hereunder, under the applicable Supplement or under the Loan Purchase Agreement.

                  (c) Due Authorization. The execution, delivery and performance of this Indenture and the applicable Supplement and the Loan Purchase Agreement by the Issuer, and the execution and delivery by the Issuer to the Trustee of the Notes and the consummation by the Issuer of the transactions provided for in this Indenture and the applicable Supplement and the Loan Purchase Agreement, have been duly authorized by all necessary corporate action on the part of the Issuer and this Indenture and the other documents and agreements executed in connection herewith have been duly executed and delivered on behalf of the Issuer.

                  (d) Enforceability. Each of this Indenture, the applicable Supplement and the Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). The Loan Purchase Agreement is in full force and effect, and is not subject to any specific dispute, offset, counterclaim or defense.

                  (e) No Conflict. The Issuer's execution and delivery of this Indenture, the applicable Supplement, the Loan Purchase Agreement and the Notes, performance of the transactions contemplated by this Indenture and the applicable Supplement and the Loan Purchase Agreement, and fulfillment of the terms hereof and thereof applicable to the Issuer, do not conflict with or violate in any material respect any Requirements of Law applicable to the Issuer (including, without limitation, the Investment Company Act) or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it or its properties are bound.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened against the Issuer before any Governmental Authority which asserts the invalidity of this Indenture or the Loan Purchase Agreement or which otherwise is likely to have a material adverse effect on the Issuer's financial condition or operations or on the Pledged Assets or the transactions contemplated herein, under each Supplement and under the Loan Purchase Agreement.

                  (g) Consents. No authorization, consent, license, order or approval of, registration or declaration with any Governmental Authority (including, without limitation, the Investment Company Act) or other Person is required to be obtained, effected or given by the Issuer in connection with the execution and delivery of this Indenture the applicable Supplement, the Loan Purchase Agreement and the Notes by the Issuer or its performance of its obligations under this Indenture, the applicable Supplement and the Loan Purchase Agreement or the transactions contemplated hereby and thereby except for (i) the filings of the financing statements or other documents required to have been filed on or prior to the initial Closing Date pursuant to Section 2.01, all of which were so filed and are in full force and effect, (ii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01, and (iii) other consents and approvals the failure of which to obtain is not likely to have a material adverse effect on the Issuer's financial condition or operations or the Pledged Assets or the Issuer's ability to perform its obligations under this Indenture.

                  (h) Liens on Properties. Except as created hereby, there are no Liens (except for Permitted Liens) of any nature whatsoever on any Issuer Loan. The Issuer is not a party to any contract, agreement, lease or instrument (other than this Indenture) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Issuer Loan or otherwise result in a violation of this Indenture.

                  (i) Contractual Obligations. (i) The Issuer is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirements of Law, that would have a material adverse effect on the ability of the Issuer to carry out its obligations under this Indenture, the applicable Supplement or the Loan Purchase Agreement, and
(ii) neither the Issuer nor, to the best of the knowledge of the Issuer, any other party is in default in any respect under or with respect to the Loan Purchase Agreement or any other material contract, agreement, lease or other instrument to which the Issuer is a party.

                  (j) Investment Company. The Issuer is registered under the Investment Company Act as an investment company, and is in compliance in all material respects with the applicable provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

                  (k) Locations. The chief place of business and chief executive office of the Issuer are located at the address of the Issuer referred to in
Section 13.05, and the locations of the offices where the Issuer keeps the originals of its books, records and documents regarding the Issuer Loans and the other Pledged Assets are listed on Schedule II hereto (or at such other locations, notified to the Trustee in accordance with Section 2.05(d), in jurisdictions with respect to which all applicable action required by Section
2.02 has been taken and completed).

                  (l) Tradenames. The legal name of the Issuer is as set forth on the signature page of this Agreement and the Issuer has no tradenames, fictitious names, assumed names or "doing business as" names.

                  (m)  Subsidiaries.  The Issuer has no subsidiaries.

                  (n) Information. (i) Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Issuer to the Trustee or the Servicer in connection with this Indenture and (ii) any information contained in any written documents regarding the Issuer provided by the Issuer to Noteholders is accurate in all material respects as of its date, when considered as a whole with other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein under the circumstances in which they were made not materially misleading.

                  (o) Solvency. As of the date hereof and after giving effect to the transactions contemplated by this Indenture, the fair saleable value of the Issuer's assets exceeds its liabilities and the Issuer is currently repaying all of its indebtedness as such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Indenture, the Issuer will have adequate capital to conduct its business as presently conducted and as contemplated by this Indenture. The Issuer is not entering into the transactions contemplated hereunder and under the Loan Purchase Agreement with the intent of hindering, delaying or defrauding creditors and no transfer hereunder constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or similar state law.

                  (p) Compliance. The Issuer has complied in all material respects with all Requirements of Law with respect to it, its business and properties, including all Issuer Loans and the Loan Documents related thereto.

                  (q) Taxes. The Issuer has filed all material tax returns (federal, state and local) which it reasonably believes are required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Issuer or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Issuer knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

                  (r) Use of Proceeds. No proceeds of the issuance of any Note will be used by the Issuer to acquire any security in a transaction that is subject to Sections 13 and 14 of the Exchange Act, or to purchase or carry any margin security in violation of any applicable law or regulation.

                  (s) Lock-Box Accounts. The Lock-Box Banks are the only institutions holding Lock-Box Accounts for the receipts of payments in respect of Issuer Loans (subject to such changes as may be made from time to time in accordance with Section 4.02(b)).

                  (t) Event of Default. As of the Closing Date for any Series, no Event of Default, and no condition that with the giving of notice and/or the passage of time would constitute an Event of Default, has occurred and is continuing.

                  (u) ERISA. No Plan maintained by the Issuer or any of its ERISA Affiliates has any accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the IRC), whether or not waived. The Issuer and each ERISA Affiliate of the Issuer has timely made all contributions required to be made by it to any Plan and Multiemployer Plan to which contributions are or have been required to be made since November, 1991 by the Issuer or such ERISA Affiliate, and no Reportable Event has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in any case, that could reasonably be expected to result directly or indirectly, in any Lien being imposed on the property of the Issuer or the payment of any material amount to avoid such Lien.

                  The representations and warranties set forth in this Section
2.03 shall survive the issuance of the Notes and shall cease and be of no effect upon repayment in full of the Outstanding Principal Balance of the last outstanding Series and all other obligations of the Issuer hereunder. Upon discovery by the Issuer, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to any Enhancement Providers. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                  SECTION 2.04. Representations and Warranties of the Issuer Relating to this Indenture and the Pledged Assets. The Issuer hereby represents and warrants as of the date hereof and on each date during the Revolving Period for any Series, that:

                  (a) Valid Grant. The grant in favor of the Trustee made by the Issuer pursuant to this Indenture constitutes a valid grant, pledge and hypothecation of a security interest in and lien on all of the Issuer's right, title and interest in, to and under the Issuer Loans and the other Pledged Assets, which lien and security interest are perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, the Issuer and the Originator, free and clear of any Lien (other than any Permitted Lien).

                  (b) No Claim or Interest. Except as otherwise provided in this Indenture and the applicable Supplement, neither the Issuer nor any Person claiming through or under the Issuer has any claim to or interest in the Concentration Account or any Series Account.

                  (c) Outstanding Balance; Base Amount. As of each Closing Date, the aggregate Net Outstanding Amount (after giving effect to the issuance of all Notes on such date) is less than or equal to the Base Amount.

                  (d) Liens. All Issuer Loans and all other Pledged Assets are owned by the Issuer free and clear of any Lien except as created hereby or by the Loan Purchase Agreement and free and clear of any adverse claim or interest of any other Person.

                  (e) Eligibility. Each Issuer Loan classified as an "Eligible Loan" by the Issuer in any Daily Report or Settlement Statement delivered hereunder satisfies, as of the dates referred to in such Daily Report or Settlement Statement, as applicable, the requirements of eligibility contained in the definition of Eligible Loan, and no such Loan nor any related Loan Document has been satisfied, subordinated or rescinded nor, except as otherwise permitted hereunder, been compromised, adjusted, extended or otherwise modified.

                  The representations and warranties set forth in this Section
2.04 shall survive the issuance of the Notes, and shall cease and be of no effect upon repayment in full of the Outstanding Principal Balance of the last outstanding Series and all other obligations of the Issuer hereunder. Upon discovery by the Issuer, any Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto and to any Enhancement Provider. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                  SECTION 2.05. Affirmative Covenants of the Issuer. The Issuer hereby covenants that, until the termination of the Amortization Period:

                  (a) Compliance with Law. The Issuer will comply in all material respects with all Requirements of Law applicable to the Issuer, its business and properties and the Pledged Assets, where failure to so comply would have a material adverse effect on the Pledged Assets or the ability of the Issuer to perform in any material respects its obligations hereunder or under the Loan Purchase Agreement.

                  (b) Preservation of Corporate Existence. The Issuer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the interests of the Trustee or of the Noteholders hereunder or in the Pledged Assets, (ii) the collectibility of the Issuer Loans or (iii) the ability of the Issuer to perform its obligations hereunder or under the Loan Purchase Agreement in any material respect.

                  (c) Keeping of Records and Books of Account. The Issuer will
(i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Issuer and shall be separate and apart from those of any Affiliate of the Issuer, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer in accordance with generally accepted accounting principles consistently applied, and (ii) maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Issuer Loans in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Issuer Loans (including, without limitation, records adequate to permit the daily identification of each new Issuer Loan and all Collections of and adjustments to each existing Issuer Loan).

                  The Issuer shall provide to the Trustee access to the documentation regarding the Issuer Loans in such cases where the Trustee is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable written request, (ii) during normal business hours, (iii) subject to the Issuer's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Issuer.

                  (d) Location of Records. The Issuer will keep its chief place of business and chief executive office, and the office where it keeps the books, records and documents regarding the Pledged Assets, at the addresses of the Issuer referred to in Section 13.05 and on Schedule II hereto or, upon 30 days' prior written notice to the Trustee, at any other location within the United States with respect to which all applicable action required by the last two paragraphs of Section 2.02 shall have been taken and completed.

                  (e) Maintenance of Separate Directors. The Issuer will maintain at least two independent directors each of whom is not an officer, director or employee of (i) any Originator or (ii) any Affiliate, nor a parent, child, spouse or sibling of any such Person; provided, however, that if any such independent director dies or resigns the Issuer shall have 10 Business Days, to replace that Person with another independent director.

                  (f) Payment of Taxes, Etc. The Issuer will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Pledged Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such non-payment could not subject any Indemnified Party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interest covered hereunder or under the Loan Purchase Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

                  (g) Reporting Requirements. The Issuer will:

                  (i) within one Business Day after a Responsible Officer becomes aware of the occurrence of any Event of Default, any Pay-Out Event, any Set-Aside Period and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default or a Pay-out Event, notify the Trustee of such occurrence;

                  (ii) as soon as possible and in any event (A) within three Business Days after a Responsible Officer becomes aware of the occurrence of any Event of Default, any Pay-Out Event, any Set-Aside Period, and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default or a Pay-Out Event, furnish to the Trustee the statement of the chief administrative and credit officer or other Responsible Officer of the Issuer setting forth details of such Event of Default, Pay-Out Event, Set-Aside Period or event and the action which the Issuer has taken and proposes to take with respect thereto, and (B) within three Business Days after the occurrence thereof, notify the Trustee of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Issuer to perform its obligations under this Indenture or the Loan Purchase Agreement;

                  (iii) as soon as practicable and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Issuer, furnish to the Trustee a balance sheet of the Issuer as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by a Responsible Officer of the Issuer and prepared in accordance with generally accepted accounting principles;

                  (iv) as soon as practicable and in any event within 95 days after the end of each fiscal year of the Issuer, furnish to the Trustee a balance sheet of the Issuer as of the end of such fiscal year, and the related revenue and expense statements for such fiscal year, all of the foregoing to be prepared in accordance with generally accepted accounting principles and reported on by the Issuer's Independent Public Accountants;

                  (v) promptly, from time to time, furnish to the Trustee such other information, documents, records or reports respecting the Issuer Loans, the other Pledged

         Assets or the condition or operations, financial or otherwise, of the Issuer as the Trustee may from time to time reasonably request, subject to the confidentially provisions of the related Loan Documents.

                  (h) Loan Purchase Agreement. The Issuer will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Loan Purchase Agreement, maintain the Loan Purchase Agreement in full force and effect, enforce its rights under the Loan Purchase Agreement substantially in accordance with its terms and comply with its obligations under Loan Documents giving rise to Loans.

                  (i) UCC Opinion. On or before December 31 of each calendar year, beginning with December 31, 1997, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that no financing statements or continuation statements, other than those currently filed, are necessary to be filed by the Issuer or the Servicer in order to fully preserve and protect the perfected security or ownership interest of the Trustee, Issuer or any of the Noteholders hereunder in and to the Issuer Loans or describing such filings as may be necessary.

                  (j) ERISA. The Issuer shall promptly give the Trustee notice of the following events, as soon as possible and in any event within 30 days after the Issuer or any of its ERISA Affiliates knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan to which the Issuer or any of its ERISA Affiliates contributed, or any withdrawal from, or the termination, reorganization or insolvency of any Multiemployer Plan to which the Issuer or any of its ERISA Affiliates contributes or to which contributions have been required to be made by the Issuer or such ERISA Affiliate or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Issuer or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any such Plan or Multiemployer Plan. The Issuer shall give the Trustee notice, as soon as possible and in any event within 10 days after the Issuer or any of its ERISA Affiliates knows or has reason to know thereof, of any filing of any Lien by the PBGC against the assets of either Originator, the Issuer or any of their ERISA Affiliates.

                  (k) Collections. On each Business Day that the Issuer or any Affiliate thereof receives any Collections, the Issuer agrees to hold, or cause such Affiliate to hold, all such

Collections in trust and, in the case of Collections remitted directly to the Issuer or any Affiliate by the applicable Obligor, to deposit, or cause such Affiliate to deposit, such Collections, in kind and in the form received, to the appropriate Lock-Box Account as soon as practicable, but in no event later than the next succeeding Business Day.

                  (l) Equity Securities. Upon obtaining the beneficial interest in any Equity Security, by exercise of any purchase, exchange or conversion option granted as a part of any Contingent Compensation relating to any Issuer Loan, or in any other way, the Issuer shall either (i) promptly (and in no event more than thirty days after its acquisition) sell, assign or otherwise transfer such Equity Security pursuant to Section 2.06(a) (and during the period prior to such sale, assignment or transfer, the Issuer shall not exercise any of the rights arising from the ownership of such Equity Security, including, without limitation, any voting rights with respect thereto), or (ii) concurrently with the exercise of any purchase, exchange or conversion option with respect to any Contingent Compensation relating to any Issuer Loan, or otherwise within ten days of the acquisition of such Equity Security, deliver to the Trustee an Opinion of Counsel (which must be given by independent legal counsel of national standing) confirming that the exercise of such option and/or the ownership of such Equity Security will not, nor will the subsequent disposition of such Equity Security, (x) require the Issuer to file reports under Section 16(a) of the Exchange Act, (y) be subject to Section 16(b) of the Exchange Act, or (z) cause the Issuer to be deemed an "insider," "control person" or "affiliate" of the applicable Obligor or issuer of such Equity Security (in each case as such terms may apply under any applicable law, including the Securities Act, the Exchange Act, the Bankruptcy Code, any principles of equitable subordination and any law causing the actions of the Issuer with respect to such Obligor or issuer to be held to a higher standard than if the Issuer did not own such Equity Security), provided, that in no event may the Issuer retain ownership of an Equity Security under clause (ii) above if, after giving effect to the acquisition of such Equity Security, the aggregate amount of outstanding voting securities of such Obligor or issuer and its Affiliates then owned by the Issuer is equal to or greater than 20% of the voting securities of such Obligor or issuer and its Affiliates.

                  SECTION 2.06. Negative Covenants of the Issuer. The Issuer hereby further covenants that, until the termination of the Amortization Period:

                  (a) No Sales, Liens, Etc.. Except for the security interest created hereunder, the Issuer will not sell, pledge, assign or transfer any Pledged Asset or any interest therein to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Pledged Asset, whether now existing or hereafter created, or any interest therein, and the Issuer shall defend the right, title and interest of the Trustee in and to the Pledged Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer; provided, however, that each of the following types of Pledged Assets may be sold, assigned or otherwise transferred by the Issuer at any time, at the direction of the Issuer or the
Servicer:

                  (i) any Issuer Loan;

                  (ii) any Equity Security received by the Issuer (x) by exercise of any purchase, exchange or conversion option granted as part of any Contingent Compensation relating to any Issuer Loan or (y) otherwise; or

                  (iii) any Contingent Compensation relating to any Issuer Loan that has been paid in full in cash;

provided, further, that (I) any sale, assignment or other transfer permitted under the foregoing clauses (i) through (iii) shall be on an "arm's-length basis" for fair market compensation in cash and without representations or warranties with respect thereto (provided, that if any such disposition is made to the Originator, then such disposition may be made for no compensation so long as such transfer is made to the Originator as a dividend in-kind or such other distribution of or in respect of the capital of the Issuer, in each case, pursuant to all corporate formalities), (II) all cash proceeds of any such sale, assignment or other transfer shall constitute Principal Collections and shall be promptly deposited into the Concentration Account upon receipt by the Issuer, or Sirrom on behalf of the Issuer (and until such time, shall be held in trust by such Person for the benefit of the Trustee and the Noteholders) and (III) either
(x) at the time of any such sale, assignment or other transfer and immediately thereafter, no Set-Aside Period shall have occurred and be continuing, no Event of Default, "Event of Default" under any Supplement or Servicer Default shall have occurred or be continuing, nor shall any event exist which but for notice, or the lapse of time, or both, would constitute an Event of Default, an "Event of Default" under any Supplement or a Servicer Default or (y) such sale, assignment or other transfer shall be on an "arm's-length basis" for fair market compensation in cash, (2) the Program Agent shall then be the "Program Agent" for the Majority Noteholders, and (3) the Program Agent shall have provided the Issuer (with a copy to the Trustee) its prior written consent to such cash sale, assignment or other transfer. The satisfaction of each of the foregoing conditions shall be certified in an Officer's Certificate of the Issuer and the Servicer delivered to the Trustee and each "Program Agent" (as defined in each Supplement) at the time of any such sale, assignment or other transfer.

                  (b) Activities of the Issuer. The Issuer will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by this Indenture or the Loan Purchase Agreement or any document related hereto or thereto or incidental to its ability to carry out its obligations under such agreements.

                  (c) Indebtedness. Except as provided herein or in the Loan Purchase Agreement, the Issuer will not (i) create, incur or assume any indebtedness (other than operating expenses incurred in the performance of or incidental to its obligations under this Indenture) or (ii) sell or transfer any loans to a trust or other Person which issues securities in respect of any such loans.

                  (d) Guarantees. Except as provided for herein, the Issuer will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

                  (e) Investments. The Issuer will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for purchases of Loans pursuant to the terms of the Loan Purchase Agreement and investments in Eligible Investments in accordance with the terms of this Indenture. Except as permitted the Issuer's certificate of incorporation and by-laws, the Issuer will not declare or pay any dividend or other distribution in respect its stock.

                  (f) Extension or Amendment of Loans. Except as permitted in
Section 3.01(c), the Issuer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by an Originator), the terms of any Issuer Loan, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by an Originator) any payment term or condition of any Loan Document related thereto (other than as provided in the Credit and Collection Policy) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Issuer Loan beyond the earlier of (i) 60 days from the scheduled date of such payment and
(ii) December 31, 2006. The Issuer will not rescind or cancel, or permit the rescission or cancellation of, any Issuer Loan except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (g) Change in Corporate Name. The Issuer will not (i) make any change to its corporate name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, prior to the effective date of any such name change, change in principal place of business, or use, the Issuer delivers an Opinion of Counsel, together with such financing statements (Forms UCC-1 and UCC-3) executed by the Issuer which reflect such name change or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or
(ii) change its jurisdiction of formation unless the Trustee shall have received from the Issuer (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof, an Opinion of Counsel, as to such formation and the Issuer's valid existence and good standing and as to the matters referred to in Section 2.04(a).

                  (h) Loan Purchase Agreement. The Issuer will not (i) cancel or terminate the Loan Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Loan Purchase Agreement or give any consent, waiver or approval thereunder,
(iii) waive any default under or breach of the Loan Purchase Agreement or (iv) take any other action under the Loan Purchase Agreement not required by the terms thereof, to the extent that, in each of clauses (ii) through (iv) above, such amendment, modification, consent, waiver, approval or other action would adversely affect in any material respect the rights or interests of the Issuer thereunder or of the Trustee or the Noteholders hereunder or thereunder, unless the Issuer has obtained the prior written consent of the Majority Noteholders with respect thereto.

                  (i) Organization. The Issuer will not amend its certificate of incorporation or bylaws in any manner which would modify the limitations on the Issuer's business set forth therein, or modify the requirements that the Issuer maintain at least two independent directors or alter the duties, powers, rights and responsibilities of such directors or otherwise alter the provisions contained therein requiring the Issuer to maintain its existence as a corporation separate and apart from its Affiliates, except for such changes not adverse to the Noteholders with respect to which the Issuer has provided an Opinion of Counsel, which counsel is not an employee of the Originator or any of its Affiliates, relating to the continued separate existence of the Issuer, and will not otherwise amend its certificate of incorporation or bylaws in any manner which would be materially adverse to the Noteholders.

                  (j) Maintenance of Separate Existence. The Issuer will not (i) fail to do all things necessary to maintain its existence as a corporation separate and apart from the Originator and any other Affiliate of the Originator or of the Issuer including, without limitation, conducting business correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its shareholders and Board of Directors and maintaining appropriate books and records; (ii) suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible; (iii) fail to (A) maintain, or cause to be maintained by an agent of the Issuer under the Issuer's control, physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other Person, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, and (E) maintain offices through which its business is conducted separate from those of its Affiliates (provided that, to the extent that the Issuer and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses); or
(iv) fail to take any actions required on its part or fail to cause any Affiliates to take any action required on their part to prevent the commingling of its funds with those of any of its Affiliates, or use its funds for other than the Issuer's uses.

                  (k) Ownership; Merger. The Issuer will not (i) sell any shares of any class of its capital stock to any Person (other than the Originator or any wholly-owned subsidiary of the Originator), or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein), or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or
(iii) acquire or be acquired by any Person, (except indirectly in connection with a consolidation, merger or transfer of stock of the Originator to the extent such consolidation or merger is permitted under the Loan Purchase Agreement, in connection with which the Trustee shall have received an Opinion of Counsel, which counsel is not an employee of the Originator or any of its Affiliates, relating to the continued separate corporate existence of the Issuer).


                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF LOANS

                  SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Sirrom Capital Corporation agrees to act as a Servicer for the benefit of the Noteholders under this Indenture until appointment of a Successor Servicer under Article X, and each Noteholder by its acceptance of its Notes consents to Sirrom Capital Corporation so acting as Servicer. The Servicer hereby disclaims all right, title and interest in and to the Issuer Loans and the proceeds thereof, except for the payment of its fees and expenses hereunder.

                  (b) The Servicer shall (subject to Article X) enforce the Issuer's respective rights and interests in, to and under the Issuer Loans and the Pledged Assets on behalf of the Issuer, the Trustee and the Noteholders. The Servicer, on behalf of the Trustee, shall service, administer and collect the Issuer Loans and, in connection therewith, the Servicer shall take or cause to be taken all such actions as may be necessary or advisable to attempt to collect each Issuer Loan from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy applicable to such Issuer Loan, except where such failure to conform or comply would not be likely to materially adversely affect the rights of the Noteholders.

                  (c) Provided no Servicer Default shall have occurred and be continuing, the Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity, adjust the Outstanding Balance, or amend, modify or waive the terms of any Defaulted Loan or amend, modify or waive any payment term or condition of any Loan Document related thereto, all as it may determine to be appropriate to maximize Collections thereof.

                  (d) The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, (i) the Servicer or its designee is hereby authorized and empowered to instruct the Trustee to make withdrawals and payments from the Trust Accounts, subject to the limitations set forth in
Section 4.02 and as otherwise set forth in this Indenture and to instruct the Trustee to take any action required or permitted under any Enhancement Agreement and (ii) the Servicer or its designee is hereby authorized and empowered (x) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements, and (y) to subcontract with or delegate to any other Person (at such Servicer's expense) for servicing, administering or collecting the Issuer Loans, provided that the Servicer shall give the Trustee notice of any such subcontracting and such other Person shall not become a Servicer hereunder and the subcontracting or delegating Servicer shall remain liable for the performance of its duties and obligations as a Servicer pursuant to the terms hereof. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Indenture and the standard of care set forth herein. All compensation payable to a subservicer under any subservicing agreement shall be payable by the Servicer from the Servicing Reimbursement received by it or otherwise from its own funds, and neither the Trustee nor the Noteholders shall have any obligations, duties or liabilities of any kind whatsoever under any such subservicing agreements. Upon the written request of the Servicer and receipt of an Officer's Certificate setting forth the facts underlying such request, the Trustee shall execute any documents furnished by the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and acceptable in form and substance to the Trustee and shall furnish the Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (e) The relationship of the Servicer (including any Successor Servicer) to the Trustee under this Indenture is intended by the parties to be that of an independent contractor to or with the Trustee and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicer are in any way vicariously attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of Article X.


                  SECTION 3.02. Servicing Compensation; Servicer's Expenses.

                  (a) Compensation. As full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a monthly servicing reimbursement (the "Servicing Reimbursement") for each Collection Period (or portion thereof) from the initial Closing Date until the termination of the Amortization Period, payable in arrears on the Monthly Payment Date with respect to such Collection Period (or portion), in an amount equal to the lesser of (x) the actual costs and expenses incurred by the Servicer in connection with its servicing activities hereunder during such Collection Period with respect to such Monthly Payment Date (as such costs and expenses are certified in an Officer's Certificate of the Servicer delivered to the Trustee) and (y) the product of the per annum fee of 1.00% (calculated on the basis of a 360-day year of twelve 30-day months) times the aggregate Adjusted Outstanding Loan Balance of the Loans subject to the Granting Clause of this Indenture being serviced by such Servicer as of the beginning of such Collection Period; the Servicing Reimbursement for any Servicer other than the Originator or an Affiliate thereof shall be an amount equal to that computed pursuant to clause (y) hereof. The Servicing Reimbursement shall be payable only from Collections.

                  (b) Expenses. The Servicer's expenses include: first, the Trustee's Fee and the Backup Servicer's Fee (to the extent not paid from the Carrying Cost Account, Collections or other funds on deposit in the Trust Accounts or the Issuer's Account) and second, all documented expenses and liabilities (other than any liability of the Trustee with respect to any amount payable solely out of Collections) in respect hereof not expressly stated herein to be for the account of the Noteholders, the reasonable fees and disbursements of independent accountants, counsel and other fees and documented expenses including but not limited to the costs of filing UCC continuation statements; provided that, in no event shall any Servicer be liable for any federal, state or local income, franchise or other tax, or any interest or penalties with respect thereto, assessed on the Pledged Assets, the Trustee or the Noteholders except as expressly provided herein. Such expenses shall be payable, first, from the Servicing Reimbursement, and, second, to the extent not paid from the Servicing Reimbursement, by the Issuer for its own account (subject to the limitations set forth below). In addition, to the extent not paid from the Servicing Reimbursement, the Issuer shall pay for its own account, and, if the Issuer fails to do so, the Servicer will pay, all fees and expenses incurred by or on behalf of the Servicer in connection with their servicing activities hereunder (including without limitation expenses related to enforcement of the Issuer Loans, the costs of a Service Transfer and expenses otherwise relating to a Servicer Default), and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Pledged Assets (other than the Servicing Reimbursement and reimbursement from the Issuer). The Issuer's and Servicer's covenant to pay the expenses and disbursements provided for in this Section 3.02(b) shall survive the termination of this Indenture. Any payments from the Issuer under this Section 3.02(b) shall be made solely from funds available to make such payments after all other allocations and/or payments to be made for the benefit of the Noteholders pursuant to Section 4.03(b) or 4.03(c), as applicable, shall have been made, and there shall be no other recourse to, and no Person shall have any Claim against, the Issuer for the payment of all or any part of any such obligations under this Section 3.02(b).

                  SECTION 3.03. Representations and Warranties of the Servicer. Sirrom Capital Corporation, as the initial Servicer, hereby makes, and each successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties, in the case of the initial Servicer, as of the date hereof and as of the date of the initial issuance of Notes hereunder and with respect to any Series as of the date of any Supplement and the related Closing Date or, in the case of any Successor Servicer, the date of such appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Closing Date, in each case unless otherwise stated in such Supplement:

                  (a) Organization and Good Standing. Such Servicer is a corporation or national banking association duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization or incorporation and has, in all material respects, full corporate power and authority to own its properties and conduct its business including its receivables or loans servicing business as such properties are presently owned and as such business is presently conducted and as is proposed to be conducted under this Indenture and the Loan Purchase Agreement, and to execute, deliver and perform its obligations under this Indenture and the applicable Supplement.

                  (b) Due Qualification. Such Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Issuer Loans in accordance with the terms of this Indenture and any Supplement requires such qualification, except where failure to so qualify or to obtain such licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Indenture and the applicable Supplement.

                  (c) Due Authorization. Such Servicer's execution, delivery and performance of this Indenture and the applicable Supplement and the other agreements and instruments executed or to be executed by such Servicer as contemplated hereby have been duly authorized by all necessary corporate action on the part of such Servicer.

                  (d) Enforceability. Each of this Indenture and the applicable Supplement constitutes a legal, valid and binding obligation of such Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws now and hereafter in effect affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (e) No Conflict. Such Servicer's execution and delivery of this Indenture, performance of the transactions contemplated by this Indenture and the applicable Supplement, and fulfillment of the terms hereof and thereof applicable to such Servicer, do not conflict with or violate in any material respect any material Requirements of Law applicable to such Servicer, or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Servicer is a party or by which it or its properties are bound in any manner which is likely to have a material adverse effect on the Issuer's financial condition or operations or the Pledged Assets or such Servicer's ability to perform its obligations hereunder, under the Loan Purchase Agreement and each applicable Supplement.

                  (f) No Proceedings. There are no proceedings or, to the best knowledge of such Servicer, investigations pending or threatened against it before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Indenture and the applicable Supplement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture and the applicable Supplement, or
(iii) seeking any determination or ruling that is likely to have a material and adverse effect on the performance by such Servicer of its obligations under this Indenture and the applicable Supplement.

                  (g) Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by such Servicer in connection with the execution and delivery of this Indenture and the applicable Supplement by such Servicer or the performance of its obligations hereunder and thereunder except where the failure to obtain such authorization, consent, license, order or approval is not likely to have a material adverse effect on the performance by such Servicer of its obligations under the Indenture and the applicable supplement.

                  (h) Account Banks. The names, addresses and ABA numbers of all the Account Banks, together with the account numbers of all Lock-Box Accounts and Concentration Accounts and the name of a contact person at such Account Banks, are specified in Schedule I hereto as of the initial Closing Date. Also specified in Schedule I hereto are the name, address and ABA numbers of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account as of the initial Closing Date.

                  (i) Daily Reports and Determination Date Notes. Each Daily Report and Settlement Statement delivered by such Servicer pursuant to this Indenture shall be true and correct in all material respects as of the date such report or certificate is delivered.

                  (j) Servicer Default. No Servicer Default with respect to such Servicer has occurred or is continuing.

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



                  The representations and warranties set forth in this Section
3.03 shall survive the issuance of the Notes, and shall cease and be of no effect upon repayment in full of the Outstanding Principal Balance of the last outstanding Series and all other obligations of the Issuer hereunder. Upon a discovery by the Issuer, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                  SECTION 3.04. Covenants of the Servicer. The Servicer hereby covenants that, until the termination of the Amortization Period:

                  (a) Change in Accounts. The Servicer will not (i) terminate and substitute any Concentration Account (or make any change in its instructions to Concentration Account Banks regarding payments to be made to the Concentration Account) except as required pursuant to Section 4.02 or any Series Account except as required pursuant to the applicable Supplement or (ii) add or terminate any institution as a Concentration Account Bank from those listed in
Schedule I hereto, except as otherwise permitted pursuant to Section 4.02 or unless the Trustee shall have received written notice of such addition, termination or change and executed copies of Concentration Account Notices to each new Concentration Account Bank.

                  (b) Collections. On each Business Day that the Servicer or any Affiliate thereof receives any Collections, the Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and, in the case of Collections remitted directly to the Servicer or any Affiliate by the applicable Obligor, to deposit, or cause such Affiliate to deposit, such Collections, in kind and in the form received, to the appropriate Lock-Box Account as soon as practicable, but in no event later than the next succeeding Business Day.

                  (c) Compliance with Loan Documents and Requirements of Law. The Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Issuer Loan and the related Loan Documents, will maintain in effect all qualifications required under Requirements of Law in order to service each Issuer Loan and will comply in all material respects with all other Requirements of Law in connection with servicing each Issuer Loan, in each case except where the failure to perform such obligations or maintain such qualifications would not be substantially likely to have a material adverse effect on any Noteholders.

                  (d) Extension or Amendment of Loans. Except as permitted by
Section 3.01(c), the Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Originator or the Issuer) the terms of any then existing Issuer Loan, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by the Originator or the Issuer) any payment term or condition of any Loan Document related thereto if the effect of any such amendment, modification or waiver would impair the collectibility or delay the payment of any Issuer Loan beyond 60 days from scheduled date of such payment. The Servicer will not rescind or cancel, or permit the rescission or cancellation of, any Issuer Loan except as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (e) Protection of Noteholders' Rights. Except as authorized by this Indenture and the applicable Supplement, the Servicer will take no action which would materially impair the rights of Noteholders in any Issuer Loan or other Pledged Asset.

                  (f) Deposits to Concentration Account, any Series Account or any Lock-Box Account. The Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Concentration Account, any Lock-Box Account or any Series Account cash or cash proceeds other than Collections, funds transferred from the Reserve Account pursuant to Section 4.03 hereof, or other funds constituting Pledged Assets.

                  (g) Reporting Requirements. The Servicer will furnish to the Trustee:

                  (i) within one Business Day after a Responsible Officer becomes aware of the occurrence of a Servicer Default, any Event of Default, the commencement of a Set-Aside Period and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, notification of such occurrence;

                  (ii) as soon as possible and in any event (A) within three Business Days after a Responsible Officer becomes aware of the occurrence of a Servicer Default, any Event of Default, any Set-Aside Period, and each event which with the giving of notice of lapse of time or both, would

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



         constitute a Servicer Default or an Event of Default, the statement of the chief financial officer or chief accounting officer or other Responsible Officer setting forth details of such Servicer Default or Event of Default or Set-Aside Period or other event and the action which the Servicer has taken and proposes to take with respect thereto, and (B) within three Business Days after the occurrence thereof, notice of any other event, development or information which is likely to materially and adversely affect the ability of such Servicer to perform its obligations under this Indenture;

                  (iii) as soon as practicable and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Servicer, copies of a balance sheet of the Servicer as of the end of such quarter, and the related revenue and expense statements and statements of cash flows each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by a Responsible Officer of the Servicer and prepared in accordance with generally accepted accounting principles; provided that, so long as the Servicer (or its parent corporation) is subject to the information reporting requirements of the Exchange Act, delivery of the Servicer's (or such parent corporation's) 10-Q as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (iii);

                  (iv) as soon as practicable and in any event within 95 days after the end of each fiscal year of the Servicer, a balance sheet of the Servicer as of the end of such fiscal year, and the related revenue and expense statements and statements of cash flows for such fiscal year, all of the foregoing to be certified by a Responsible Officer of the Servicer and prepared in accordance with generally accepted accounting principles; provided that, so long as the Servicer (or its parent corporation) is subject to the information reporting requirements of the Exchange Act, delivery of the Servicer's (or such parent corporation's) 10-K as filed with the Securities and Exchange Commission shall satisfy the requirements of this clause (iv);

                  (v) promptly, from time to time, such other information, documents, records or reports within its possession respecting the Issuer Loans, the other Pledged Assets or the condition or operations, financial or otherwise, of the Servicer as the Trustee may from time to

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



         time reasonably request, subject to the confidentiality provisions of the related Loan Documents.

                  The Servicer shall provide to the Trustee access to the documentation regarding the Issuer Loans serviced by it in such cases where the Trustee is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Servicer.

                  (h) Filing of Continuation Statements. The Servicer shall prepare and file such continuation statements and any other documents reasonably requested by the Trustee or the Issuer or which may otherwise be required by law to fully preserve and protect the interest of the Trustee, Issuer or any of the Noteholders hereunder in and to the Issuer Loans. The Trustee shall be under no obligation whatsoever to file (or to request the filing of) such continuation statements or other documents.

                  (i) Compliance with and Change in Credit and Collection Policy. The Servicer shall comply with and perform its servicing obligations with respect to the Issuer Loans in accordance with the applicable Credit and Collection Policy, except insofar as any failure to so comply or perform would not adversely affect the Noteholders in any material respect. Subject to compliance with all Requirements of Law, the Issuer or the Servicer, as applicable, will not change the terms and provisions of the Credit and Collection Policy in any manner which would impair the collectibility of any Issuer Loan or have a material adverse effect on the Noteholders.

                  (j) Change in Corporate Name. The Servicer will not (i) (if the Servicer is also the Originator) make any change to its corporate name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names for such company's business operations unless, within 30 days after the effective date of any such name change, change in principal place of business, or use, the Servicer delivers to the Trustee such financing statements (Forms UCC-1 and UCC-3) executed by it which the Trustee may reasonably request to reflect such name change, change in place of business or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or (ii) change its jurisdiction of incorporation unless the Trustee shall

                                       62

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have received from the Servicer (A) written notice of such change within 30 days after the effective date thereof, and (B) on or prior to such 30th day after the effective date, an Opinion of Counsel, as to such incorporation and the Servicer's valid existence and good standing and as to the matters referred to in the first sentence of Section 2.04(a).

                  (k) Loan Purchase Agreement. The Servicer will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Loan Purchase Agreement, maintain the Loan Purchase Agreement in full force and effect, enforce its rights under the Loan Purchase Agreement in accordance with its terms, and make to any party to the Loan Purchase Agreement, upon the Trustee's request, such reasonable demands and requests for information and reports or for action as the Servicer is entitled to make thereunder.

                  (l) Application of Loans. With respect to each Business Day, the Servicer shall either (i) apply all Collections received in the Lock-Box Accounts on such day to the related balances of Issuer Loans on the records of the Servicer prior to the preparation of the Daily Report on the immediately following Business Day or (ii) subtract such unapplied Collections from the Net Loans Balance (as contemplated by the definition thereof) to be reported in such Daily Report.

                  SECTION 3.05.  Reports and Records for the Trustee.

                  (a) Daily Records. On each Business Day, the Servicer shall provide by telecopy to the Trustee, the Issuer and the Paying Agent, and upon request to any Enhancement Provider, a report (the "Daily Report") substantially in the form of Exhibit A hereto (as the same may be supplemented in accordance with the terms of any Supplement) or in such similar form as may be reasonably acceptable to the Trustee, the Paying Agent, the Issuer and the Servicer. Such Daily Report shall set forth, among other things, (i) the Collections in respect of the Issuer Loans processed by the Servicer on the immediately preceding Business Day, (ii) the amount of Eligible Loans as of the close of business on the immediately preceding Business Day, (iii) the Net Loans Balance, Base Amount and each Series Allocation Percentage at the close of business on the immediately preceding Business Day and (iv) if the Issuer or the Servicer has requested the Outstanding Principal Balance of any Revolving Note to be increased on the day of delivery of such report, the Net Outstanding Amount and each Series Allocation Percentage after giving effect to any such increases.

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                  (b) Settlement Statement. On or before each Determination Date with respect to each outstanding Series, the Servicer shall prepare and deliver by telecopy to the Trustee, the Issuer and the Paying Agent, with a copy delivered by telecopy or mail to each Clearing Agency (or, in the case of the initial Clearing Agency, Cede & Co. as its nominee), a certificate (the "Settlement Statement") substantially in the form of Exhibit B hereto (as the same may be supplemented in accordance with the terms of any Supplement) or in such similar form as may be reasonably acceptable to the Trustee, the Paying Agent, the Issuer and the Servicer. Such Settlement Statement shall set forth, among other things, any payments to be made to Noteholders on the related
Monthly Payment Date, such other matters as may be required by any Supplement and (at all times prior to the Amortization Date) calculations of the Required Overcollateralization Amount for each Series.

                  SECTION 3.06. Annual Certificate of Servicer. On or before April 30 of each calendar year, beginning with April 30, 1997, the Servicer shall deliver to the Trustee and each Enhancement Provider an Officer's Certificate, executed by a Responsible Officer of the Servicer, substantially in the form of Exhibit C hereto. A copy of each such certificate will be sent to each Noteholder by the Trustee.

                  SECTION 3.07. Annual Servicing Report of Independent Public Accountants. (a) On or before April 30 of each calendar year, beginning with April 30, 1997, the Servicer shall, at its own expense, cause a firm of Independent Public Accountants (who may also render other services to the Servicer or the Issuer) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Enhancement Provider substantially to the effect that (i) such accountants have examined certain documents and records relating to the servicing of Issuer Loans under this Indenture, compared the information contained in the Settlement Statements delivered pursuant to Section 3.05(b) during the period covered by such report with such documents and records and that, on the basis of such examination, and describing what exceptions, if any, they detected between such documents and records and such Settlement Statements and (ii) such accountants have compared the mathematical calculations of certain amounts set forth in the Settlement Statements delivered pursuant to Section 3.05(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and describing what exceptions, if any, they detected between the calculations set forth in such certificates and contained in the Servicer's computer reports which were the source of such calculations.

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                  (b) As soon as practicable and in any event within 90 days after the close of each of its fiscal years commencing with the 1996 fiscal year, the Issuer shall deliver to the Trustee the annual audited consolidated financial statements of the Originator (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) certified by Independent Public Accountants and prepared in accordance with generally accepted accounting principles. Delivery of a copy of the Originator's 10-K as filed with the Securities and Exchange Commission shall satisfy the requirements of this Section 3.07(b).

                  SECTION 3.08. Annual Noteholders' Statement. On or before February 15 of each calendar year, beginning with February 15, 1997, the Servicer (so long as it is the Originator or an Affiliate of the Originator and, following any Service Transfer, the Issuer) shall provide to the Paying Agent and the Paying Agent shall forward or cause to be forwarded to any Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer containing any information which is required to be provided under the IRC by an issuer of indebtedness to the holders thereof and such other customary information in the possession of the Issuer or the Servicer as is necessary to enable the Noteholders to prepare their federal income tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the IRC as from time to time in effect.

                  SECTION 3.09. Tax and Usury Treatment. The Issuer has entered into this Indenture, and the Notes have been (or will be) issued to and acquired by the Noteholders, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Notes will be indebtedness of the Issuer secured by the Issuer Loans and the Pledged Assets. The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of its Note, agree to treat the Notes for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Issuer. In accordance with the foregoing, the Issuer agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Issuer Loans. If at any time the Note Rate for any Series or Class of Notes exceeds the maximum non-usurious interest rate permissible for borrowers

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



under applicable law (the "Maximum Rate"), the Note Rate charged with respect to such Note shall be limited to the Maximum Rate.

                  SECTION 3.10. Notice to Originator. In the event that the Originator is no longer acting as Servicer, any Successor Servicer shall deliver or make available to the Originator and the Issuer each certificate and report required to be delivered thereafter pursuant to Sections 3.05(b), 3.06 and 3.07.

                  SECTION 3.11. Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection and deposits or pays an amount that is less than or more than the actual amount of such Collection, the Servicer shall, promptly upon discovery thereof, appropriately adjust the amount subsequently deposited into the Concentration Account or paid to reflect such mistake and send written notice thereof to the Trustee. Any Issuer Loan in respect of which a dishonored check is received shall be deemed not to have been paid.

                                   ARTICLE IV

                            RIGHTS OF NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS


                  SECTION 4.01. Rights of Noteholders. (a) The Noteholders of any Series shall have a security interest in the Pledged Assets, which shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to such Noteholders pursuant to this Indenture and the related Supplement from funds on deposit in the Concentration Account and the Reserve Account allocable to Noteholders and funds on deposit in any related Series Account and funds available pursuant to any related Enhancement, it being understood that the Notes of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Issuer shall have an ownership interest in the Pledged Assets and shall have the right to receive that portion of Collections with respect to the Issuer Loans and other Pledged Assets at the times and in the amounts specified in this Indenture or in any Supplement.

                  (b) Each Series Allocation Percentage shall be initially computed by the Servicer as of the opening of business of the Servicer on the initial Closing Date. Thereafter until

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the commencement of the Amortization Period, the Series Allocation Percentage
for each Series, shall be automatically recomputed by the Servicer as of the close of business of the Servicer on each Business Day. Each Series Allocation Percentage (i) shall remain constant from the time as of which any such computation or recomputation is made until the times as of which the next such recomputation, if any, shall be made and (ii) as computed as of the close of business of the Servicer on the Business Day immediately preceding the commencement of the Amortization Period, shall remain constant at all times during the Amortization Period.

                  SECTION 4.02. Establishment of Lock-Box Accounts, Concentration Account and Other Trust Accounts. (a) On or prior to the initial Closing Date, the Servicer, for the benefit of the Noteholders, shall establish and maintain or cause to be established and maintained with the Trustee, in the name of the Trustee on behalf of the Noteholders, the Concentration Account, the Reserve Account and the Carrying Cost Account described below in this Section
4.02 accessible by the Trustee and, subject to the limitations set forth in this
Section 4.02, the Servicer, each such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. Any other Trust Accounts established from time to time shall be similarly established and maintained with the Trustee or any Eligible Institution and shall also bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Concentration Account, the Reserve Account and all other Trust Accounts and in all proceeds thereof. Each Trust Account shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders. The Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Trust Accounts for any amount owed to it by the Trustee or any Noteholder. The Servicer shall from time to time, instruct each Lock-Box Bank at which a Lock-Box Account is maintained to transfer all Collections on deposit in such account on each Business Day, into a segregated Trust Account (such Trust Account, the "Concentration Account" and the institution holding such account being the "Concentration Account Bank"). The Servicer shall not make, or cause to be made, any withdrawal of any funds on deposit in a Lock-Box Account except for a transfer of such funds to a Concentration Account. In no event shall the Servicer permit the aggregate amount of Collections on deposit at any Lock-Box Bank at which a Lock-Box Account is maintained to exceed $100,000 for more than one (1) Business Day. In addition,

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



on or prior to the initial Closing Date, the Concentration Account Bank shall set up (i) an administrative sub-account of the Concentration Account or a separate Trust Account (such account, the "Reserve Account") into which funds on deposit in the Concentration Account may be withdrawn from time to time as described in this Article IV; (ii) an administrative sub-account of the Concentration Account or a separate Trust Account (such account, the "Carrying Cost Account" into which funds shall be set aside for the payment of Carrying Costs as described in Section 4.03 and (iii) to the extent required by any Supplement for any Series, an administrative sub-account of the Concentration Account or a separate Trust Account meeting the requirements described above for the benefit of the Noteholders of such Series (each, a "Defeasance Account") into which funds from the other Trust Accounts may be deposited as described in the related Supplement. Notwithstanding the foregoing, if and to the extent that funds that are not Collections or other Pledged Assets are deposited into the Concentration Account, the Servicer may direct the Trustee to withdraw such funds from the Trust Accounts to be returned to the appropriate Person to whom such funds belong.

                  If, at any time, the institution holding any of the Trust Accounts ceases to be an Eligible Institution, the Servicer, upon actual knowledge thereof, for the benefit of the Noteholders, shall within 30 Business Days (i) establish new Trust Accounts meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Trust Accounts and (iii) in the case of any new Concentration Account, deliver to all Lock-Box Banks amended Lock-Box Agreements (with copies thereof to the Trustee) referring to such new Concentration Account, and from the date such new Concentration Account is established, it shall be the "Concentration Account." Pursuant to the authority granted to the Servicer in Section 3.01, the Servicer shall have the power to instruct the Trustee to make withdrawals and payments from the Concentration Account and the Reserve Account for the purposes of carrying out the Servicer's or the Trustee's duties specified in this Indenture.

                  Funds on deposit in any Trust Accounts on any date and which are not released to the Issuer, including funds required pursuant to the applicable Supplement to be deposited to the Issuer's Account on such date, shall at the direction of the Servicer be invested by the Trustee or the Eligible Institution maintaining such accounts in Eligible Investments as instructed by the Servicer in writing (which may be a standing instruction).

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



All such Eligible Investments shall be held by the Trustee. Such funds shall be invested in Eligible Investments that will mature so that such funds will be available in amounts sufficient for the Servicer to make each distribution required under the applicable Supplement on the Monthly Payment Date with respect to such Collection Period or the last day of an Interest Period if such day is other than a Monthly Payment Date. The Trustee is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee or its own investment department.

                  (b) On or prior to the initial Closing Date, the Servicer, for the benefit of the Noteholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Noteholders, with a depositary institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) (each, a "Lock-Box Bank") segregated accounts accessible by the Trustee and the Servicer, subject to the limitations set forth in this Section 4.02 (each such account, a "Lock-Box Account") to which Collections, subject to all Requirements of Law, are to be remitted. Each Lock-Box Account shall be maintained with a Lock-Box Bank which is an Eligible Institution. The Lock-Box Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders; provided, however, that each Lock-Box Account shall be accessible by the Servicer for the purpose of transferring Collections to the Concentration Account in the manner set forth in Section 4.02(a). The name, location and account number of each current Lock-Box Account is set forth on Schedule I attached hereto. Each Lock-Box Account shall be maintained with a Lock-Box Agreement in form and substance satisfactory to the Trustee. Such documentation shall provide, among other things, that available amounts shall be promptly transferred to the Concentration Account when required by the terms of this Indenture. The Issuer shall not (i) change any Lock-Box Account, or establish any additional Lock-Box Account without, in any such case, causing any replacement Lock-Box Bank to execute and deliver a Lock-Box Agreement as contemplated by Section 4.02(c) below prior to the establishment of such additional or alternative Lock-Box Account or (ii) without the prior written consent of the Trustee, change such instructions or documentation at any time so long as the Trustee has any interest in the Issuer Loans. The Originator will deposit any Collections received by it directly from an Obligor into a Lock-Box Account or the Concentration Account within one Business Day following

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



the Business Day on which the Originator has knowledge of receipt thereof.

                  (c) The Issuer hereby agrees and acknowledges that (i) such Person has executed and delivered to the Trustee a letter and executed acknowledgment thereto substantially in the form of Exhibit D hereto, addressed to each banking institution with which such Person maintains a Lock-Box Account (each, a "Lock-Box Agreement") and (ii) each such Person shall execute and deliver a substantially similar Lock-Box Agreement prior to the establishment of any additional or alternative Lock-Box Account. The Issuer hereby agrees, and the Trustee hereby accepts, that such letter transfers all right, title and interest in all monies, securities and instruments in each Lock-Box Account to the Trustee. The Issuer agrees to execute such further documents and take such other actions as may be reasonably requested by the Trustee in order to effect such transfer.

                  SECTION 4.03.  Daily Calculations and Allocation of
Collections.

                  (a) Delivery of Daily Report. On or prior to 4:00 p.m. (New York City time) on each Business Day prior to the Amortization Date, the Servicer shall deliver the Daily Report to the Trustee and the Paying Agent as contemplated by Section 3.05(a); provided that if the Trustee has not received the Daily Report for any Business Day on or prior to 2:00 p.m. (New York City time) on such Business Day, the Trustee shall not have any obligation to release any funds on such Business Day from the Trust Accounts to the Issuer or its Affiliates. If, on any day on which the Trustee is open for business, the Trustee has not received the Daily Report as provided above, then the Trustee shall have no duty to allocate funds pursuant to Section 4.03(b) below on such day, and shall not on such day release any funds from the Trust Accounts to the Issuer or its Affiliates. No increases shall be made to the Outstanding Principal Balance of any Revolving Note if, as a result thereof (and after giving effect to the application of funds therefrom), the resulting Net Outstanding Amount as reflected in such Daily Report would be greater than the Base Amount.

                  (b) Daily Allocation of Funds in the Concentration Account, Carrying Cost Account and Reserve Account. On each Business Day the Servicer shall instruct the Trustee in the applicable Daily Report to, and the Trustee shall, deposit all Interest Collections and all Principal Collections received in the Concentration Account since the receipt of the last Daily Report as follows:

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                  (i)  Daily Allocation of Interest Collections.  On each
         Business Day, all Interest Collections in the Concentration Account shall be allocated and deposited in the following manner:

                           First, to the extent that funds in the Carrying Cost
                  Account are less than the Carrying Cost Amount, to the Carrying Cost Account up to the amount of such deficiency. Funds which are on deposit in the Carrying Cost Account shall be withdrawn solely for the purpose of paying the applicable Carrying Costs and any other fees and expenses included in the calculation of the Carrying Cost Amount; provided that if, on any day, the amount of Collections on deposit in the Carrying Cost Account exceeds the Carrying Cost Amount, then funds on deposit in the Carrying Cost Account up to the amount of such excess shall, if so requested by the Servicer in the Daily Report, be transferred to the Reserve Account and/or transferred as Interest Collections to the Concentration Account, in each case, for allocation and distribution in accordance with the provisions of this Section 4.03(b).

                           Second, if a Set-Aside Period has occurred and is
                  continuing, to the Reserve Account until the Net Outstanding Amount is less than or equal to the Base Amount. If the Base Amount is greater than the Net Outstanding Amount and amounts are then on deposit in the Reserve Account, such amounts up to the amount of such excess shall, if so requested by the Servicer in the Daily Report and upon satisfaction of the conditions described in Section 4.03(b)(iii)(A) below, be transferred to the Concentration Account as Interest Collections for distribution in accordance with the provisions of this Section 4.03(b).

                           Third, if the Amortization Date shall have occurred
                  or if an Excess O/C Sharing Period is in effect, all remaining amounts shall be allocated and deposited as Principal Collections pursuant to the provisions of this Section 4.03(b), otherwise, all remaining amounts shall be deposited to the Issuer's Account.

                  (ii) Daily Allocation of Principal Collections. On each Business Day, all Principal Collections in the Concentration Account shall be allocated and deposited in the following manner:

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



                           First, so long as the Amortization Date has not
                  occurred and no Set-Aside Period has occurred and is continuing, to the extent that the funds in the Carrying Cost Account are less than the Carrying Cost Amount, to the Carrying Cost Account up to the amount of such deficiency.

                           Second, if a Set-Aside Period has occurred and is
                  continuing, to the Reserve Account until the Net Outstanding Amount is less than or equal to the Base Amount.

                           Third, each Series' Series Allocation Percentage of
                  the remaining amounts shall be allocated to the Noteholders of each Series to be applied in accordance with the terms of the applicable Supplement.

                           Fourth, all remaining amounts shall be deposited to
                  the Issuer's Account.

                  (iii) Daily Allocation of Reserve Account. On each Business Day, amounts on deposit in the Reserve Account shall be allocated and deposited in the following manner:

                           (A) During the Revolving Period (so long as no
                  Set-Aside Period shall have occurred and be continuing), the Issuer may instruct the Trustee by an Officer's Certificate delivered to the Trustee by 12:00 noon (New York City time) to, and the Trustee shall, deposit to the Concentration Account as Interest Collections, all or a portion of the amounts then on deposit in the Reserve Account; provided that the Issuer shall have delivered to the Trustee at the time of such request an Officer's Certificate (in substantially the form of Exhibit F hereto) stating that, after taking account of the requested withdrawal, the Base Amount on such day is equal to or greater than the Net Outstanding Amount and setting forth the calculation supporting such statement.

                           (B) During a Set-Aside Period, all funds in the
                  Reserve Account shall be retained therein for the benefit of the Noteholders.

                           (C) Upon the occurrence of the Amortization Date, all
                  amounts then on deposit in the Reserve Account shall be deposited to the Carrying Cost Account for

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



                  distribution pursuant to the provisions of this Section 4.03(c) and (d).

                  (c) Distribution of Amounts on Deposit in the Carrying Cost Account on each Interest Payment Date. On each Interest Payment Date for each Series, the Servicer shall direct the Trustee in the Daily Report to, and the Trustee shall, allocate and distribute from amounts then on deposit in the Carrying Cost Account, to the Paying Agent for distribution to or for the account of the Noteholders with respect to each applicable Series, the amount of accrued and unpaid interest and Breakage Costs that is due and payable on such Interest Payment Date pursuant to the related Supplement.

Any amounts allocated pursuant to the foregoing to a Series of Notes shall be paid to the Noteholders in accordance with the related Supplement. If on any Interest Payment Date the amount on deposit in the Carrying Cost Account is insufficient to pay the full amount set forth in the foregoing clause, such funds shall be distributed among such Noteholders in the following order of priority: first to all such Noteholders whose Notes constitute a Senior Class (ratably in accordance with their Series Allocation Percentages) until the amount of the required payments to be distributed to such Noteholders has been paid in full, and second to all such Noteholders whose Notes constitute a Subordinated Class (ratably in accordance with their Series Allocation Percentages) until the amount of such required payments to be distributed to such Noteholders has been paid in full.

                  (d) Distribution of Amounts on Deposit in the Carrying Cost Account on each Monthly Payment Date. On each Monthly Payment Date, the Servicer shall direct the Trustee in the Daily Report to, and the Trustee shall, distribute from amounts then on deposit in the Carrying Cost Account, to the following Persons in the following order of priority:

                  (i) first, to the Trustee for payment of accrued and unpaid Trustee's Fees;

                  (ii) second, to the payment of accrued and unpaid Servicing Reimbursements to the extent owed to a Successor Servicer which is not an Affiliate of the Originator or of the Issuer;

                  (iii) third, to the payment of any other accrued and unpaid costs, fees, expenses or other obligations (exclusive of accrued and unpaid interest) included in the calculation

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



         of the Carrying Cost Amount pursuant to the terms of the applicable Supplements; and

                  (iv) fourth, to the payment of accrued and unpaid Servicing Reimbursements to the extent owed to the Issuer or any Affiliate of it.

If on any Monthly Payment Date the amount on deposit in the Carrying Cost Account is insufficient to pay the full amount set forth in the foregoing clauses first through fourth, such available funds shall be allocated by the Servicer pro rata for distribution to the Persons to whom such amounts are owed within a priority category according to the respective amounts of such obligations held by such Persons and all obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.


                                    ARTICLE V

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

                  Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in Section 3.08 hereof and in the applicable Supplement.


                                   ARTICLE VI

                                    THE NOTES

                  SECTION 6.01. The Notes. The Notes of any Series or Class shall be issued in the form contemplated by the applicable Supplement and shall upon issue be executed and delivered by the Issuer to the Trustee for authentication and redelivery as provided in Section 6.02. Except to the extent otherwise provided in an applicable Supplement, the Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof (except that one Note may be issued in a denomination that includes any residual amount); provided, however, that if such Notes are issued in Book-Entry Form, the Trustee shall have no liability to any Person for the issuance of such Notes in a denomination not permitted by this Section 6.01. The Notes shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the Initial Outstanding Principal Balance or, in the case of any Revolving Note, in its applicable Stated Amount. Each Note shall

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



be executed by manual or facsimile signature on behalf of the Issuer by the President, any Vice President, the Chief Financial Officer, the Chief Administrative and Credit Officer, Treasurer or the Secretary of the Issuer, or by any other officer or assistant officer duly authorized to execute such Note on behalf of the Issuer. Notes bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of such Notes. No Notes shall be entitled to any benefit under this Indenture or the applicable Supplement or be valid for any purpose, unless there appears on such Note a certification of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certification upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.


                  SECTION 6.02. Authentication of Notes. The Trustee shall authenticate and deliver the Notes of each Series to, and upon the written order of, the Issuer against payment to the Issuer of the purchase price therefor. The Notes of any Series or Class shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Outstanding Principal Balance or Stated Amount, as applicable, of such Series or Class.

                  SECTION 6.03. Registration of Transfer and Exchange of Notes.
(a) The Trustee shall cause to be kept at its corporate trust operations office in St. Paul, Minnesota, such office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Notes and of transfers and exchanges of the Notes as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, together with any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicer, and any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its

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



role as Transfer Agent and Registrar, for so long as the Trustee shall act as Transfer Agent and Registrar.

                  The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' (60 days' during the Amortization Period) written notice to the Issuer and the Servicer. Upon receiving such notice of resignation, the Servicer shall appoint a successor Transfer Agent and Registrar reasonably acceptable to the Issuer. If no successor Transfer Agent and Registrar shall have been appointed and have accepted appointment within 30 days (60 days during the Amortization Period) after the giving of such notice of resignation, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Transfer Agent and Registrar; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until a successor Transfer Agent and Registrar has been appointed in accordance with this paragraph, and such successor has assumed its duties under this Indenture.

                  It is intended that the registration of Notes which is described in this Section 6.03 comply with the registration requirements contained in Section 163 of the IRC.

                  Upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in authorized denominations of like tenor.

                  Except as otherwise expressly provided in the Supplement relating to any Series or Class of Notes and subject to Section 6.11, Notes may, at the option of Noteholder, be exchanged for other Notes (of the same Series and Class) of authorized denominations of like tenor, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

                  Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. Each Holder must

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



satisfy the transfer restrictions set forth in the applicable Notes.

                  Each Note shall be registered at all times as herein provided, and any transfer or exchange of such Note will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Monthly Payment Date shall be made to Holders of record on the immediately preceding Record Date.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Notes.

                  All Notes surrendered for registration of transfer or exchange, or for payment, shall be canceled and disposed of in a manner reasonably satisfactory to the Trustee.

                  (b) The Transfer Agent and Registrar will maintain at its expense, an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange which office, so long as the Trustee acts as Transfer Agent and Registrar, shall be the Corporate Trust Office designated in Section 11.21.

                  SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Notes. If
(a) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the Transfer Agent and Registrar, the Trustee and the Issuer such indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor. In connection with the issuance of any new Note under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Noteholder of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Note issued pursuant to this Section 6.04 shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Notes of the same Class and Series issued hereunder

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



whether or not the lost, stolen or destroyed Note shall be found at any time.

                  SECTION 6.05. Persons Deemed Owners. At all times prior to due presentation of a Note for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Note is registered as the owner of such Note as of the most recent Record Date for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the Servicer or an Affiliate thereof.

                  SECTION 6.06. Appointment of Paying Agent. The Paying Agent shall make distributions to the Noteholders, the Servicer and the Trustee pursuant to the applicable Supplement and shall report the amounts of such distributions to the Trustee. The Trustee shall make available to the Paying Agent funds from the applicable Trust Account on the day on which they are to be distributed pursuant to the applicable Supplement. The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 90 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Servicer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Servicer shall cause such successor Paying Agent to execute and deliver to the Trustee an instrument in which such successor Paying Agent shall agree with the Trustee that, as Paying Agent, such successor Paying Agent will hold all sums, if any, held by it for payment to the Noteholders, the Servicer or the Trustee in trust for the benefit of the Noteholders entitled thereto, the Servicer or the Trustee, respectively, until such sums shall be paid to such Noteholders, the Servicer or the Trustee,

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



respectively. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

                  SECTION 6.07. Access to List of Noteholders' Names and Addresses. (a) The Trustee will, within five Business Days after receipt by the Trustee of a written request therefor from the Servicer, the Issuer, or the Paying Agent, respectively, furnish (or cause the Transfer Agent to furnish) a list of the names and addresses of the Noteholders. Upon written request of any Noteholder or group of Noteholders holding Notes evidencing not less than 10% of the Outstanding Principal Balance of any Series, the Trustee will (or will cause the Transfer Agent and Registrar to) afford such Noteholders access during normal business hours to the current list of Noteholders of such Series.

                  Every Noteholder, by receiving and holding a Note, agrees that neither the Trustee, the Transfer Agent and Registrar, the Originator, the Servicer, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

                  (b) The Noteholders may communicate as provided in Section 312(b) of the Trust Indenture Act (without regard as to whether this Indenture has been or at such time remains qualified under the Trust Indenture Act) with all other Noteholders with respect to their rights under this Indenture, the other Transaction Documents or under the Notes; provided that application by the Noteholders under such Section of such Act shall be made to the Trustee as provided under such Act. The Trustee shall comply in all material respects with the provisions of such Act to facilitate such communications by and among Noteholders.

                  (c) Each Noteholder by receiving and holding a Note, agrees with the Trustee and the Issuer that neither the Trustee, the Transfer Agent and Registrar, the Issuer, the Servicer, the Originator nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with
Section 312(b) of the Trust Indenture Act, regardless of the sources from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any

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



material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

                  SECTION 6.08. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee's Note of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer and the Servicer.

                  (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

                  (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Issuer.

                  (d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.08.

                  (e) The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall be applicable to any authenticating agent.

                  (f) Pursuant to an appointment made under this Section 6.08, the Notes may have endorsed thereon, in lieu of or in addition to the Trustee's certification of authentication, an

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



alternate certificate of authentication in substantially the following form:

                  This is one of the Notes described in the Master Trust Indenture and Security Agreement.



                                    ________________________________________


                                    ________________________________________
                                    as Authenticating Agent
                                       for the Trustee


                                    By:_____________________________________
                                       Authorized Officer


                  SECTION 6.09. New Issuances. (a) The Issuer may from time to time direct the Trustee, on behalf of the Noteholders, to issue one or more new Series of Notes pursuant to a Supplement. The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement and except that any Enhancement with respect to a particular Series or Class shall not be available for any other Series or Class unless so provided in the applicable Supplement.

                  (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Trustee to issue the Notes of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                  (i) on or before the fifth Business Day immediately preceding the applicable Closing Date (or such later date preceding the Closing Date as shall be acceptable to the Trustee and any Enhancement Provider), the Issuer shall have given the Trustee, the Servicer and any Enhancement Provider written notice of such issuance and such Closing Date;


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



                  (ii) the Issuer shall have delivered to the Trustee the related Supplement in a form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

                  (iii) the Issuer shall have delivered to the Trustee any related Enhancement Agreement executed by each party hereto other than the Trustee;

                  (iv) each Rating Agency shall have notified the Issuer, the Servicer, the Trustee and any Enhancement Provider in writing that the issuance of such new Series of Notes will not result in a reduction or withdrawal of the rating of any outstanding Series or Class (if rated) or the rated securities issued by the Noteholder of any outstanding Series or Class in order to fund or maintain its interest in any Note of such Series or Class, in each case, with respect to which Series, Class or securities it is a Rating Agency;

                  (v) If then a Noteholder, Holland Limited Securitization, Inc., ING Baring (U.S.) Capital Markets, Inc., or their respective Affiliates or assignees (as the case may be) shall have consented in writing to the issuance of such new Series, which consent shall not be unreasonably withheld;

                  (vi) such issuance will not result in the occurrence of an Event of Default and the Issuer shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate, dated the applicable Closing Date (upon which the Trustee may conclusively rely), to the effect that the Issuer reasonably believes that such issuance will not in and of itself result in the occurrence of an Event of Default and is not reasonably in and of itself expected to result in the occurrence of an Event of Default;

                  (vii) the Issuer shall have delivered to the Trustee and any Enhancement Provider an Opinion of Counsel to the effect that the issuance of the Notes of such Series (A) has been, or need not be, registered under the Securities Act and will not result in the requirement that any other Series of Notes not registered under the Securities Act be so registered (unless the Issuer has elected, in its sole discretion, to register such Notes), (B) will not result in this Indenture or the related Supplement becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Indenture or the

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



         related Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

                  (viii) the Issuer shall have delivered to the Trustee a Tax Opinion, dated the applicable Closing Date, with respect to such issuance;

                  (ix) if such issuance is in exchange for any outstanding Notes, the Issuer shall have delivered to the Trustee the Notes to be canceled in connection with such exchange;

                  (x) the Servicer shall have delivered to the Trustee an Officer's Certificate stating that the effect of such issuance will not dilute the benefit of the Required Overcollateralization Amount to which any pre-existing Series is entitled prior to the effectiveness of such Supplement; and

                  (xi) the Issuer shall have delivered to the Trustee an Officer's Certificate that the foregoing conditions have been satisfied.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Issuer shall execute and deliver the Notes of such Series for authentication and redelivery to or upon the order of the Issuer. Notwithstanding the provisions of this Section 6.09(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which adversely affects the Trustee's own rights, duties or immunities under this Indenture.

                  (c) In the event this Indenture shall become qualified under the Trust Indenture Act, every Supplement executed pursuant to this Article VI shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 6.10. Changes in Revolving Notes. The Outstanding Principal Balance of any Revolving Note shall at no time exceed the Stated Amount then applicable to such Note. The Stated Amount and the Outstanding Principal Balance of any Revolving Notes may be increased or decreased from time to time, subject to any terms set forth in the applicable Supplement and the allocation of Collections set forth in Article IV hereof,

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



provided that the Outstanding Principal Balance of any Revolving Notes may not be increased in any manner which would cause the Net Outstanding Amount to exceed the Base Amount as in effect immediately prior to such increase.

                  SECTION 6.11. Book-Entry Notes. If the Issuer shall establish pursuant to any Supplement that the Notes to be issued thereunder are to be issued in Book-Entry Form, then the Issuer shall, in accordance with the other provisions of this Indenture, execute and the Trustee shall authenticate and deliver one or more Global Notes, evidencing the Notes of such Series which (i) shall be in an aggregate Outstanding Principal Balance equal to the Initial Outstanding Principal Balance of such Series, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depositary Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Trustee to such Clearing Agency or such nominee pursuant to such Clearing Agency's or such nominee's instructions, and
(iv) shall bear a legend substantially to the following effect: "Transfers of this Global Note shall be limited to transfers in whole, but not in part, to the Clearing Agency or a nominee of the Clearing Agency or to a successor thereof or such successor's nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in the Master Trust Indenture and Security Agreement pursuant to which these Notes were issued."

                  Each Clearing Agency designated pursuant to this Section 6.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a "clearing agency" registered under the Exchange Act and any other applicable statute or regulation.

                  No Holder of any Notes issued in Book-Entry Form shall receive a Definitive Note except as provided in Section 6.13 or in the applicable Supplement relating to such Notes. Unless (and until) fully registered Notes of any Series (the "Definitive Notes") have been issued to the Noteholders of such Series pursuant to Section 6.13 or pursuant to any applicable Supplement relating thereto:

                  (a) the provisions of this Section 6.11 shall be in full force and effect;

                  (b) the Issuer, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making

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



         of distributions on the Notes of such Series) as the authorized representatives of the Noteholders of such Series;

                  (c) to the extent that the provisions of this Section 6.11 conflict with any other provisions of this Indenture, the provisions of this Section 6.11 shall control; and

                  (d) the rights of Noteholders of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 6.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Notes to such Clearing Agency Participants.

                  SECTION 6.12. Notices to Clearing Agency. Unless and until Definitive Notes shall have been issued to Noteholders of such Series pursuant to Section 6.13 or the applicable Supplement relating to such Notes, whenever notice, payment, or other communication to the holders of Book-Entry Notes of any Series is required under this Indenture, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Noteholders of such Series to the Clearing Agency.

                  SECTION 6.13. Definitive Notes. If (i)(A) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and
(B) the Issuer is unable to locate a qualified successor Clearing Agency, (ii) the Issuer, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Servicer Default, a Majority in Interest of the Noteholders of any Series of Notes maintained as Book-Entry Notes advise the Trustee and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Noteholders of such Series, the Trustee shall notify the Clearing Agency and all such Noteholders of such Series of the occurrence of any such event and of the availability of Definitive Notes of such Series to the

Noteholders of such Series requesting the same. Upon surrender to the Trustee of the Global Notes of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive Notes of such Series. None of the Issuer, the Transfer Agent and Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes and the Trustee shall recognize the holders of the Definitive Notes as the Noteholders hereunder.

                  SECTION 6.14. Temporary Notes. Pending the preparation of Definitive Notes of any Series to be issued in accordance with Section 6.13, the Issuer may execute and, in accordance with the terms of Section 6.02, the Trustee shall authenticate and deliver, temporary Notes for such Series which are printed, lithographed, typewritten or otherwise produced and are in any authorized denomination and substantially in the forms of the Definitive Notes of such Series, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer as evidenced by the execution thereof by the authorized officers of the Issuer. Temporary Notes may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Note of any Series shall be executed by the Issuer and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Notes of such Series. If temporary Notes are issued, the Issuer, without unreasonable delay, shall cause Definitive Notes to be executed and delivered to the Trustee for authentication; and thereupon the temporary Notes of such Series shall be exchangeable for Definitive Notes without charge at each office or agency to be maintained for such purpose in accordance with Section 6.03. The Trustee shall authenticate and deliver in exchange for temporary Notes of such Series so surrendered Definitive Notes of equal tenor and denomination. Until so exchanged, the temporary Notes of any Series shall be entitled to the same benefits under this Indenture as the Definitive Notes of such Series.

                  SECTION 6.15. CUSIP Number. The Issuer in issuing any Notes or Series of Notes may use a "CUSIP" number and, if so used, the Trustee shall use the CUSIP number in any notices to the Noteholders thereof as a convenience to such Noteholders;

provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP number with respect to any Note.

                  SECTION 6.16. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or any Supplement, the parties hereto shall comply with the terms of each Letter of Representations.


                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE ISSUER

                  SECTION 7.01. Obligations not Assignable. The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder.

                  SECTION 7.02. Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the Issuer, past, present or future, shall be under any liability to the Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Indenture or for any obligation or covenant under this Indenture; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct or bad faith, in the performance by such Person of such Person's duties or the reckless disregard by such Person of any of his, her or its obligations and duties hereunder. The Issuer and any director, officer, employee or agent of the Issuer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Issuer or any Affiliate thereof) respecting any matters arising hereunder.

                  SECTION 7.03. Indemnification of the Trustee and the Noteholders. Without limiting any other rights which the Trustee or any Noteholder (each, an "Indemnified Party") may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (except to the extent that such claims, losses and liabilities arise from any action by such Indemnified Party) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Indenture, the activities of the Trustee in connection herewith, the Issuer's use of proceeds from the issuance of Notes, the interest conveyed hereunder in the Pledged Assets, or in respect of any Issuer Loan, any Loan Document or the Loan Purchase Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (b) recourse for uncollectible Issuer Loans, (c) indemnification for lost profits or for consequential, special or punitive damages or (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or (except as otherwise provided in any Supplement) any withholding taxes, in each case to the extent such Indemnified Amounts are incurred by such Indemnified Party arising out of or as a result of this Indenture or the interest conveyed hereunder in Pledged Assets or in respect of any Issuer Loan or any Loan Document or the Loan Purchase Agreement. Subject to the exclusions described in clauses (c) and (d) above, the Issuer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (i) reliance on any representation or warranty or statement made or deemed made by the Issuer under or in connection with this Indenture or the Loan Purchase Agreement which shall have been incorrect in any material respect when made;

                  (ii) the failure by the Issuer to comply with this Indenture or the Loan Purchase Agreement, or the failure by the Issuer to comply with any applicable Requirement of Law with respect to any Issuer Loan or the related Loan Document or the Loan Purchase Agreement, or the nonconformity of any Issuer Loan or the related Loan Document or the Loan Purchase Agreement with any Requirement of Law;

                  (iii) the failure to vest and maintain vested in the Issuer a first priority perfected ownership interest in the Issuer Loans and the Related Security therefor as against the Originator and the failure to vest and maintain vested in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest in the Issuer Loans and the other Pledged Assets, free and clear of any Lien;

                  (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Issuer Loan or any other Pledged Asset, whether at the time of Transfer thereof or reinvestment of the proceeds thereof or at any subsequent time;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or other defense relating to such Obligor's inability to pay) of any Obligor to the payment of any Issuer Loan;

                  (vi) any investigation, litigation or proceeding related to this Indenture or the Loan Purchase Agreement or the use of proceeds from the issuance of Notes, or in respect of any Issuer Loan or other Pledged Asset, other than any litigation or proceeding between the Issuer or any Affiliate thereof, on the one hand, and the Trustee or any Noteholder or any Affiliate thereof, on the other hand, in which the Issuer or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;

                  (vii) the failure of the Issuer, the Servicer or the Originator to perform any of its duties or obligations under or in connection with any Issuer Loan or other Pledged Asset;

                  (viii) any failure by the Issuer or the Originator to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Issuer Loan;

                  (ix) the failure of the Issuer or the Originator to remit Collections as required under this Indenture or the commingling of Collections of Issuer Loans at any time with other funds prior to distribution under the applicable Supplement;

                  (x) the use, possession, ownership or operation by the Issuer or the Servicer or any Affiliate thereof of any of the Pledged Assets that constitute real property or any environmental liability claim allegedly arising out of or in connection with any such real property;

                  (xi) any act or omission by the Issuer impairing the security interest of the Trustee or the Noteholders in the Pledged Assets; or

                  (xii) any tax (other than any taxes excluded by reason of clause (d) in the first paragraph of this Section 7.03) imposed by reason of any security interest in the Issuer Loans or other Pledged Assets by the Trustee.

                  In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 7.03 the Indemnified Party shall promptly notify the Issuer in writing and the Issuer, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Issuer may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Issuer and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Issuer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicts of interests between them. It is understood that the Issuer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Issuer shall not be liable to any Indemnified Party until or unless such Indemnified Party promptly notifies the Issuer in writing of its request for indemnification.

                  Indemnification pursuant to this Section 7.03 shall only be payable from Collections otherwise distributable to the Issuer under Section 4.03(b), or from other assets of the Issuer, and there shall be no recourse to, and no Person shall have any Claim against, the Issuer for payment of all or any part of any such indemnification to the extent that such Collections and other funds and any assets of the Issuer are insufficient to pay the applicable Indemnified Amounts. In addition, any indemnification payable under clause
(vii), (viii), (ix), (x) or (xii) of this Section 7.03 shall be payable only to the extent that the Issuer has received payment from the Originator under the equivalent indemnification provision of the Loan Purchase Agreement and there shall be no recourse to, and no Person shall



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have any Claim against, the Issuer for payment of any, all or any part of any such indemnification to the extent that the amounts so received are insufficient to pay the applicable Indemnified Amounts arising under such clauses. The agreement contained in this Section 7.03 shall survive the collection of all Issuer Loans, the termination of this Indenture and the payment of all amounts otherwise payable hereunder.


                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

                  SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Indenture only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

                  SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                  (a)(i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and such successor corporation shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee and the Enhancement Providers holding 51% or more of the outstanding commitments to provider Enhancement to the Noteholders, the performance of every covenant and obligation of the Servicer hereunder; and (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (b) if the Servicer is the Originator, all conditions for such merger or consolidation or conveyance or transfer, as the case may be, contained in the Loan Purchase Agreement shall be satisfied; and



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                  (c) the corporation formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Issuer Loans, as evidenced by an officer's certificate of the Servicer, except to the extent the failure to have any such license would not have a material adverse effect on its ability to perform the obligations of the Servicer hereunder.

                  SECTION 8.03. Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the Servicer, past, present or future, shall be under any liability to the Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Indenture or for any obligation or covenant under this Indenture, it being understood that, with respect to the Servicer, this Indenture and the obligations created hereunder are solely the corporate obligations of the Servicer; provided, however, that this provision shall not protect the Servicer or any such other Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, gross negligence or the reckless disregard by such Person of any of his, her or its obligations and duties. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or any Affiliate thereof) respecting any matters arising hereunder. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as the Servicer in accordance with this Indenture and which in its reasonable judgment may involve it in any material expense or liability.

                  SECTION 8.04. Servicer Indemnification. The Servicer shall indemnify and hold harmless each Indemnified Party from and against Indemnified Amounts suffered or sustained by reason of any breach by the Servicer of its representations and warranties or obligations under this Indenture, excluding, however, Indemnified Amounts to the extent resulting from (i) willful miscon-duct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (ii) recourse for uncollectible Issuer Loans, (iii) lost profits or for consequential, special or punitive damages or (iv) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party or (except as otherwise provided in any Supplement) any withholding taxes, in



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each case to the extent such Indemnified Amounts are incurred by such
Indemnified Party arising out of or as a result of this Indenture or the security interest conveyed hereunder in Pledged Assets or in respect of any Issuer Loan or any Loan Document or the Loan Purchase Agreement. Indemnification pursuant to this Section 8.04 shall not be payable from the Pledged Assets. The agreement contained in this Section 8.04 shall survive the collection of all Issuer Loans, the payment of all amounts otherwise due hereunder and the satisfaction and discharge of this Indenture.

                  In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 8.04, the Indemnified Party shall promptly notify the Servicer in writing and the Servicer, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Servicer and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Servicer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Servicer shall, in connection with any proceeding or related proceedings in the same jurisdiction, not be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Servicer shall not be liable to any Indemnified Party unless such Indemnified Party promptly notifies the Servicer in writing of its request for indemnification.

                  SECTION 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel with respect to clause (i) above, delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the resigning Servicer in accordance with



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Section 10.02 hereof. If within 60 days of the date of the determination that the resigning Servicer may no longer act as Servicer hereunder for any reason and the Trustee has not appointed a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                  SECTION 8.06. Examination of Records. The Servicer shall indicate in its computer records that a security interest in the Issuer Loans and other Pledged Assets has been granted to the Trustee, pursuant to this Indenture for the benefit of the Noteholders. The Servicer (and the Issuer) shall, prior to the sale or transfer to a third party of any Loan held in its custody, examine its records to determine that such Loan is not an Issuer Loan.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.01. Events of Default. Upon the occurrence of any of the following events:

                  (a) any failure by the Issuer, the Originator or the Servicer to make any payment, transfer or deposit required to be paid by it under the terms of this Indenture, any Supplement, any Note, the Loan Purchase Agreement, or any other Transaction Document, or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit on or before the date occurring (i) in the case of any payment, transfer, deposit, instruction or notice relating to the payment of the interest or principal balance of any Note or the Swap Agreement, the date such payment, transfer or deposit or such instruction or notice was required to be made or given, as the case may be, under the terms of the Indenture or any Supplement and (ii) in the case of any other payment, transfer or deposit, payment instruction or notice related to any Note, the Indenture, any Supplement, the Loan Purchase Agreement, or any other Transaction Document, the date occurring two Business Days after the date such payment, transfer or deposit or such instruction or notice was required to be made or given, as the case may be, under the terms of such Note, the Indenture, any Supplement, the



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Loan Purchase Agreement or any other Transaction Documents to which any such
Person is a party; or

                  (b) any failure by the Issuer, the Originator or the Servicer to observe or perform in any material respect any other covenant or agreement to be performed by it under this Indenture, the Loan Purchase Agreement, or any other Transaction Document which failure has a material adverse effect on the interests of the Noteholders of any Series and which continues unremedied for a period of thirty days (or such longer period as may be agreed to by the Trustee and the Majority in Interest of any Series that is materially and adversely affected by such failure) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer, the Originator or the Servicer, as applicable, by the Trustee or any En-hancement Provider, or to the Issuer, the Originator or the Servicer, as applicable, and the Trustee by the Majority Noteholders or by a Majority in Interest of any Series; or

                  (c)(i) any representation, warranty or certification made by the Issuer, the Originator or the Servicer under or in connection with this Indenture, or the Loan Purchase Agreement, or in any Note or information delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 30 days (or, with respect to any representation, warranty or certification made by the Issuer in Section 2.03(g) hereof, shall prove to have been incorrect in any material respect when made and which continue to be incorrect in any material respect for a period for five days, or, with respect to any representations and warranties made under Section 2.04, such longer period as may be agreed to by the Trustee and the Majority in Interest of any Series that is materially and adversely affected by such incorrectness) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by any Noteholder (it being understood and agreed that with respect to the incorrectness of any representation with respect to any Issuer Loan as an Eligible Loan, the incorrectness of such representation shall be deemed corrected for the purposes of this clause (c) upon the substitution of an Eligible Loan within the cure period provided for in this clause (c)) and (ii) as a result of such incorrectness the interests of the Noteholders of any Series are materially and adversely affected; or

                  (d) any other default by the Issuer, the Originator or the Servicer shall occur, and shall not be remedied within the



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applicable grace period, if any, under the Loan Purchase Agreement, or the Loan
Purchase Agreement shall for any reason cease to be in full force and effect or the Issuer shall otherwise cease to continue purchasing Loans thereunder; or

                  (e) an Insolvency Event shall occur with respect to the Issuer or the Originator; or

                  (f) the Trustee shall not have for any reason a valid and perfected first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Issuer Loans created hereunder) in the now existing or hereafter arising Issuer Loans, the other Pledged Assets and the proceeds thereof; or

                  (g) the Overcollateralization Amount shall be less than the aggregate Minimum Overcollateralization Amount for all outstanding Series; or

                  (h) the 180th consecutive day after which the Base Amount is less than the Net Outstanding Amount; or

                  (i) the Servicer (if the Originator) shall have resigned under
Section 8.05 and the Person then acting as Successor Servicer, if not an Affiliate of the Originator, shall not have been approved by the Majority Noteholders within 30 days of its agreement to act as Successor Servicer; or

                  (j) the PBGC or the Internal Revenue Service shall have filed notice of one or more Liens against the Originator or the Issuer, and such notice shall have remained in effect for more than 15 Business Days unless, prior to the expiration of such period, such Liens shall have been adequately bonded by the Originator; or

                  (k) any Additional Event of Default shall have occurred with respect to any outstanding Series; or

                  (l) Sirrom Capital Corporation or its successor shall cease to own (whether directly or indirectly) 100% of the issued and outstanding stock of the Issuer; or

                  (m) there shall have been any material adverse change in the financial condition or operations of the Issuer since December 17, 1996 or the Originator since September 30, 1996, or there shall have occurred any event which materially adversely affects the collectibility of the Issuer Loans taken as a whole or the ability of the Issuer, the Servicer, or the Originator to



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perform its respective obligations under the Indenture, any Supplement or any of the other Transaction Documents to which any such Person is a party; or

                  (n)(i) the aggregate Adjusted Outstanding Loan Balance shall equal or exceed $75,000,000 and (ii) the Default Ratio shall exceed (x) 20% for any Collection Period, or (y) 12.5% for any three (3) consecutive Collection Periods; or

                  (o)(i) the aggregate Adjusted Outstanding Loan Balance shall equal or exceed $40,000,000 and (ii) the Delinquency Ratio shall exceed 25% for any Collection Period; or

                  (p)(i) any "Rate Cap Transaction" (as defined in the ISDA Definitions) under the Swap Agreement shall be terminated, or (ii) the occurrence of any event described in clauses (a), (b) or (c) of the term "Specified Event" under and as defined in the Sinking Fund Account Agreement, then, in the case of any such event either the Trustee (unless otherwise directed by the Majority Noteholders), or the Majority Noteholders, by notice then given in writing to the Issuer and the Servicer (and to the Trustee if given by such Noteholders), may declare (provided such event shall not have been remedied) that an event of default (an "Event of Default") has occurred as of the date of such notice and as of such notice date the Amortization Date and the Purchase Termination Date shall occur; provided that, in the case of any event described in clause (a), clauses (c) through (e), clauses (g) through (l), or in the case of any event described in subsection (f) which has occurred and is continuing for a period of five Business Days, subject to ap plicable law, an Event of Default, the Amortization Date and the Purchase Termination Date shall occur, and the Notes and all other obligations owed hereunder to the Noteholders shall immediately and automatically become due and payable, in each case, without any notice or other action on the part of the Trustee or the Noteholders, immediately upon the occurrence of such event. Promptly and in any event within one Business Day after the Servicer becomes aware of any Event of Default, the Servicer shall notify the Trustee of the occurrence of such Event of Default.

                  SECTION 9.02. Additional Rights Upon the Occurrence of any Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have, in addition to all other rights and remedies available to the Trustee under this Indenture or otherwise, (a) the right to apply Collections to the payment of the Obligations of the Issuer and



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the Servicer under this Indenture or under any of the other Transaction
Documents as provided herein, and (b) all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (which rights shall be cumulative). The Trustee shall exercise such rights at the direction of the Noteholders pursuant to (and subject to the limitations of)
Section 11.19; provided, however, that without the consent of all of the Noteholders, the Trustee shall not be permitted to sell, transfer or otherwise convey the Pledged Assets to any third party for an amount less than the Aggregate Outstanding Amount of all of the Notes, together with accrued but unpaid interest thereon.


                                    ARTICLE X

                                SERVICER DEFAULTS

                  SECTION 10.01. Servicer Defaults. If any one of the following events (each being a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit hereunder, or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, which failure, (i) in the case of any payment of interest, continues for three Business Days after the date such payment is required to be made hereunder and (ii) in the case of any other payment, transfer or deposit, continues for five Business Days after the date such payment, transfer or deposit is required to be made hereunder or thereunder;

                  (b) any failure by the Servicer to give notice to the Trustee as required in this Indenture, any Supplement or any Enhancement Agreement, or any failure to provide the Settlement Statement to the Trustee, on or before the date occurring five Business Days after the date such notice or Settlement Statement is required to be made or given, as the case may be, under the terms of this Indenture, such Supplement or Enhancement Agreement;

                  (c) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement to be performed by it as Servicer set forth in this Indenture, which failure has a material adverse effect on the interest of the Noteholders and continues unremedied for 30 days (or, with respect to any covenant contained in Sections 3.04(a), 3.04(b),



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3.04(h) and 3.04(i), continues unremedied for five Business Days) after the earlier of (i) knowledge of such failure by a Responsible Officer of the Servicer and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Majority in Interest of any Series which is materially and adversely affected by such failure; or the Servicer shall assign its duties under this Indenture, except as permitted by Section 8.02;

                  (d) any representation, warranty or certification made by the Servicer under or in connection with this Indenture, or in any Note or information delivered pursuant to or in connection with this Indenture, shall prove to have been incorrect in any material respect when made and has a material adverse effect on the interests of the Noteholders of any Series and which material adverse effect continues for a period of 30 days after the earlier of (i) knowledge of such failure by a Responsible Officer of the Servicer and (ii) the date on which written notice thereof, requiring the same to be remedied, shall have been given (A) to the Servicer by the Trustee or (B) to the Servicer and the Trustee by the Majority in Interest of any Series which is materially and adversely affected by such incorrect representation, warranty or certification; or

                  (e) an Insolvency Event shall occur with respect to the Servicer;

then, as long as the Servicer Default shall not have been remedied and is continuing, then either the Trustee shall, by notice given in writing to the Servicer at the direction of the Holders of Notes evidencing not less than 66 2/3% of the Aggregate Outstanding Amount (the "Requisite Holders") or the Requisite Holders may, by notice given in writing to the Servicer and to the Trustee (each such notice being a "Termination Notice"), terminate all but not less than all the rights and obligations of the Servicer as the Servicer under this Indenture. The Trustee shall not be deemed to have knowledge of a Servicer Default unless it has actual knowledge or if a Responsible Officer has received written notice thereof.

                  The Majority Noteholders may, on behalf of all Noteholders, waive any default by the Issuer or the Servicer in the performance of their obligations under this Indenture and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and



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any such default shall be deemed to have been remedied for every purpose of this
Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed pursuant to
Section 10.02, all authority and power of the Servicer under this Indenture shall pass to and be vested in such Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Issuer Loans as provided under this Indenture, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicer for deposit to any Lock-Box Account, the Concentration Account, the Reserve Account or the Issuer's Account, or which have been deposited by the Servicer to any Lock-Box Account, the Concentration Account, or any other account, or which shall thereafter be received with respect to the Issuer Loans, and (ii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and (y) assisting the Successor Servicer in making the computer systems of the Servicer and the Successor Servicer compatible to the extent necessary to effect the Service Transfer. The Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and discs), which evidence the Issuer Loans and the other Pledged Assets, and which are necessary or desirable to collect the Issuer Loans and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collec-

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

tions of Issuer Loans in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

                  At any time following a Termination Notice:

                  (1) The Servicer shall, at the Trustee's request and at the Servicer's expense, give notice of the Trustee's security interest in the Issuer Loans to the related Obligors and direct that payments be made directly to the Trustee or its designee;

                  (2) If the Servicer fails to provide the notice to Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Issuer Loans, or any of them, that payment of all amounts payable under any such Loans be made directly to the Trustee or its designee; and

                  (3) Each of the Issuer and Noteholder hereby authorizes the Trustee to take any and all steps in the Issuer's name and on behalf of the Issuer and the Noteholders necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Issuer Loans, including, without limitation, endorsing the Issuer's name on checks and other instruments representing Collections in respect of such Loans and enforcing such Loans.

                  Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.01(a) for a period of ten Business Days after the applicable grace period, or under Section 10.01(b) for a period of thirty Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar occurrences. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture, and the Servicer shall provide the Trustee, the Issuer and any Enhancement Provider with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                  SECTION 10.02. Trustee to Act; Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01 or upon a resignation by the Servicer pursuant to
Section 8.05, the Servicer shall continue to perform all servicing functions under this Indenture until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by the Servicer and the Trustee or a date specified by the Trustee in a written notice to the Servicer, and (ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to this Section 10.02. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint the Backup Servicer as a successor servicer (the "Successor Servicer"), subject to the acceptance by the Backup Servicer (in accordance with and subject to Section 2 of the Backup Servicing Agreement) of such appointment by written acceptance in a form acceptable to the Trustee. In the event the Backup Servicer is unable to accept such appointment as Successor Servicer, the Trustee shall as promptly as possible appoint an Eligible Servicer as a Successor Servicer, subject to the consent of any Enhancement Providers and if specified in any Supplement, the consent of the Majority in Interest of the Noteholders of the related Series, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that the Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 60 days after the date of such Termination Notice or at the time when the Servicer ceases to act, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with the terms of this Indenture. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                  (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer being terminated with respect to servicing functions under this Indenture performed by the Servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all



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references in this Indenture to the Servicer shall be deemed to refer to such
Successor Servicer; provided, however, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of any predecessor Servicer's failure to deliver necessary Pledged Assets, documents, or records to the Trustee (solely in its capacity as such) or to such Successor Servicer. The Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

                  (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Reimbursement.

                  (d) All authority and power granted to the Successor Servicer under this Indenture shall automatically terminate upon satisfaction and discharge of this Indenture pursuant to Section 12.01, and shall pass to and be vested in the Issuer and, without limitation, the Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Issuer Loans. The Successor Servicer shall transfer its electronic records relating to the Issuer Loans to the Issuer in such electronic form as the Issuer may reasonably request and shall transfer all other records, correspondence and documents to the Issuer in the manner and at such times as the Issuer shall reasonably request.

                  (e) Upon the effectiveness of the appointment of a Successor Servicer, the Successor Servicer shall as soon as practicable upon demand deliver to the Originator all documents, instruments and records in its possession which evidence or relate to Issuer Loans owned by the Originator which are not Pledged Assets, and copies of documents, instruments and records in its possession which evidence or relate to such Loans.

                  SECTION 10.03. Notification to Noteholders. Promptly and in any event within three Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to a Responsible Officer of the Trustee,



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and the Trustee shall promptly deliver a copy of such notice to the Noteholders.
Upon any termination of the initial Servicer or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Issuer and the Noteholders.


                                   ARTICLE XI

                                   THE TRUSTEE

                  SECTION 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied duties or covenants shall be read into this Indenture against the Trustee. If a Servicer Default to the actual knowledge of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Supplement. The Trustee shall give prompt written notice to the Noteholders of any material lack of conformity of any such instrument to the applicable requirements of this Indenture or any Supplement discovered by the Trustee which would entitle a specified percentage of the Noteholders to take any action pursuant to this Indenture or any Supplement.

                  (c) Subject to Section 11.01(a), no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it



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         shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the requisite amount of Noteholders specified hereunder for each Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iii) the Trustee shall not be charged with knowledge for any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee received written notice of such failure from the Servicer or from Holders of Notes evidencing not less than 10% of the Outstanding Principal Balance of any Series.

                  (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers. None of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

                  (e) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Trustee in any Issuer Loan now existing or hereafter created or to impair the value of any Issuer Loan now existing or hereafter created.

                  (f) Except as expressly provided in this Indenture, the Trustee shall have no power to vary the corpus of the Pledged Assets including, without limitation, by (i) accepting any substitute obligation for an Issuer Loan, (ii) adding any other investment, obligation or security to the Pledged Assets, or (iii) releasing its interest in any Pledged Asset.

                  (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or



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agreement in the manner or on the day required to be performed by the Paying
Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                  (h) The Trustee shall have no responsibility or liability for investment losses on Eligible Investments.

                  (i) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider and the Trustee's sole responsibility with respect to any such Enhancement Provider shall be to perform those duties with respect to any such Enhancement Provider as are specifically set forth herein or in any applicable Supplement and no implied duties or obligations shall be read into this Indenture or such Supplement against the Trustee with respect to any such Enhancement Provider.

                  SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties;

                  (b) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel, and the cost of obtaining any such Opinion of Counsel shall be an expense of the Trustee reimbursable under Section 3.02(b);

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be



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



incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document;

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                  (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Issuer Loans for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purposes; and

                  (h) nothing in this Indenture shall be construed to require the Trustee to monitor the performance of the Servicer or act as a guarantor of the Servicer' performance.

                  SECTION 11.03. [Intentionally left blank.]

                  SECTION 11.04. Trustee May Own Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal, and transact banking business, with the Originator, the Servicer and/or the Issuer with the same rights as it would have if it were not the Trustee.

                  SECTION 11.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds of such Person, except to the extent required by law or this Indenture. The Trustee shall have no liability for interest



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



on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

                  SECTION 11.06. Disqualification; Conflicting Interests. If, at any time after this Indenture has been qualified under the Trust Indenture Act, the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Without limiting the foregoing, if a conflicting interest is deemed to arise under said Section 310(b) by virtue of the fact that the Trustee is acting as Trustee for more than one Series of Notes Outstanding concurrently, and such conflicting interest is not, or is not reasonably expected to be, cured within 90 days of its occurrence, then, in such event, the Trustee may resign or assign to a separate trustee such of its duties under the Transaction Documents as may be necessary to eliminate any such conflicting interest in accordance with Section 11.15 hereof.

                  SECTION 11.07. Preferential Collection of Claims against Issuer. At all times after this Indenture becomes qualified under the Trust Indenture Act, the Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act, and a Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                  SECTION 11.08. Limitation on Liability of Trustee. The Trustee shall have no responsibility or liability for or with respect to the correctness of the recitals contained herein, in any of the other Transaction Documents, or in the Notes (other than the certificate of authentication of the Trustee on the Notes). Except as set forth in Section 11.20, the Trustee makes no representations as to the validity or sufficiency of this Indenture, any of the other Transaction Documents, the Notes (other than the certificate of authentication of the Trustee on the Notes), any other Transaction Document or any Pledged Asset or related document. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes, or of the proceeds of such Notes, or for the use or application of any funds paid to the Issuer or the Servicer in respect of the Pledged Assets or deposited by the Servicer in, or withdrawn by the Servicer from, the Lock-Box Account, the Concentration Account, the Reserve Account, the Issuer's Account or any other accounts hereafter established to effectuate the transactions



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



contemplated herein or in the other Transaction Documents in accordance with the terms hereof or thereof.

                  The Trustee shall have no responsibility or liability for or with respect to (A) the legality, validity or enforceability of any security interest in any Pledged Asset; (B) the perfection or priority of such a security interest; (C) the maintenance of any such perfection or priority; (D) the efficacy of the Granting Clause hereunder; (E) the ability of the Pledged Assets to generate the payments to be distributed to Noteholders under this Indenture;
(F) the existence and substance of any Pledged Asset or any related Record or any computer or other record thereof; (G) the validity of the grant of security in any Pledged Asset to the Trustee as contemplated pursuant to the Granting Clause hereunder or of any preceding or intervening grant pursuant thereto; (H) the performance or enforcement of any Pledged Asset; (I) the compliance by the Issuer or the Servicer with any warranty or representation made under this Indenture or in any other Transaction Document and the accuracy of any such warranty or representation prior to the Trustee's receipt of actual notice of any noncompliance therewith or any breach thereof; (J) any investment of monies pursuant to Section 4.02 or any loss resulting therefrom; (K) the acts or omissions of the Issuer, the Servicer or any Obligor; (L) any action of the Servicer taken in the name of the Trustee; or (M) any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Indenture and the other Transaction Documents in accordance with the terms hereof and thereof.

                  Except with respect to a claim based on the failure of the Trustee to perform its duties under this Indenture or under any of the other Transaction Documents or based on the Trustee's negligence or willful misconduct, no recourse shall be had against the Trustee in its individual capacity for any claim based on any provision of this Indenture, any other Transaction Document, the Notes, any Pledged Asset or any assignment thereof. The Trustee shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claims shall be asserted solely against the Pledged Assets, the Issuer or any indemnitor who shall furnish indemnity to the Trustee as provided in this Indenture. The Trustee shall have no liability to any Person for any failure to so provide such notice or statement.

                  The provisions of this Section 11.08 shall survive and continue to inure to the benefit of the Trustee notwithstanding



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



the termination of this Indenture or the removal or resignation of the Trustee.

                  SECTION 11.09. Trustee May Deal with Other Parties. Subject to any restrictions that may otherwise be imposed by Section 406 of ERISA or
Section 4975(e) of the IRC and/or the Trust Indenture Act (if applicable), the Trustee, in its individual or any other capacity, may deal with the other parties hereto (other than the Issuer) and their respective affiliates with the same rights as it would have if it were not the Trustee.

                  SECTION 11.10. Servicer to Pay Trustee's Fees and Expenses.
(a) To the extent not paid by the Servicer to the Trustee from funds constituting the Servicing Reimbursement, the Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, such reasonable compensation as is agreed upon in writing between the Trustee and the Servicer, in the case of any such fees payable to the Trustee, which amount shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust (the "Trustee's Fee") for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder and under the other Transaction Documents, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture and the other Transaction Documents to which it is a party (including the reasonable fees and expenses of its agents, any co-trustee and counsel), except any such expense, disbursement or advance as may arise from the Trustee's own negligence or willful misconduct and except as otherwise provided in the following subsection (c).

                  (b) In addition, the Servicer (if other than the Trustee) agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Trustee in the exercise or performance of any of its powers or duties hereunder and the other Transaction Documents or as a result of the Trustee's action as Trustee hereunder and/or thereunder, other than those resulting from the gross negligence or willful misconduct of the Trustee.

                  (c) If the Trustee is appointed Successor Servicer pursuant to
Article X, the provisions of this Section 11.10 shall not apply to expenses, disbursements and advances made or


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

incurred by the Trustee in its capacity as Successor Servicer, which accounts shall be paid out of the Servicing Reimbursement. The Servicer's covenant to pay the fees, expenses, disbursements and advances provided for in this Section
11.10 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  SECTION 11.11. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall:

                  (a) be a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority;

                  (b)  not be an Enhancement Provider;

                  (c) have a combined capital and surplus of at least $50,000,000 (or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act, and shall at all times be subject to supervision or examination by federal or state authority; and

                  (d) with respect to any successor Trustee, have a long-term unsecured senior debt rating of "BBB" or better from S&P and "Baa2" or better from Moody's Investors Service, Inc, and "BBB" or better from Fitch, if rated by Fitch.

If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.11, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.11, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.12.

                  SECTION 11.12.  Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving at least 90 days' prior written notice thereof to the Issuer, the Servicer, the Rating Agencies (if any) and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee who meets the eligibility requirements set forth in Section 11.11 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy of the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may, upon notice to the Issuer, petition any court of competent jurisdiction to appoint a successor Trustee who meets the eligibility requirements set forth in Section 11.11.

                  (b) If at any time:

                  (i) after this Indenture is qualified or required to be qualified under the Trust Indenture Act, the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to
         Section 11.06 hereof after written request therefor by the Issuer, the Servicer or any Noteholder (unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act), or

                  (ii) the Trustee shall otherwise cease to be eligible under
         Section 11.11 hereof and shall fail to resign after written request therefor by the Servicer, the Issuer or the Majority Noteholders, or

                  (iii) the Trustee shall become incapable of acting or shall become the subject of an Insolvency Event,

then, in any such case, the Servicer may (or, at the request of the Issuer or any Noteholder, shall) remove the Trustee and promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee being so removed (who shall send a copy thereof to each of the applicable Rating Agencies) and the other copy thereof shall be delivered to the successor Trustee. If no successor Trustee shall have been appointed and shall have accepted such appointment within 30 days after the Issuer's or any such Noteholder's giving of any such notice, the Issuer or any such Noteholder may petition any court of competent jurisdiction to appoint a successor Trustee meeting the eligibility requirements set forth in Section 11.11.

                  (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.12 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.13 hereof.

                  SECTION 11.13. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.12 shall execute, acknowledge and deliver to the Issuer, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expenses therefor payable out of the Servicing Reimbursement, and by the Issuer and the Servicer, pursuant to Sections 3.02(b) and 11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section 11.13 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of this Indenture.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.13, such successor trustee shall mail notice of such succession hereunder to all Noteholders.

                  SECTION 11.14. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation in which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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


                  SECTION 11.15. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Pledged Assets may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee, or co-trustees, or separate trustee or separate trustees, of all or any part of the Pledged Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Pledged Assets, or any part thereof, and, subject to the other provisions of this Section 11.15, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.13 hereof; provided, however, that in the event this Indenture is qualified under the Trust Indenture Act, each separate "indenture trustee" must qualify under the Trust Indenture Act. The Trustee shall give the Servicer and the Issuer notice of any such appointment as promptly as possible.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) except for any appointment of a separate Trustee pursuant to Section 11.06 hereof, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of its interest in the Pledged Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no Trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or (except with respect to a separate Trustee appointed pursuant to Section 11.06 hereof) remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 11.16. Tax Returns. No federal income tax return shall be filed on behalf of this Indenture unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the IRC requires such a filing or (ii) the Internal Revenue Service shall determine that this Indenture is required to file such a return or (iii) this Indenture is required to file such a return by order of a court of competent jurisdiction. In the event this Indenture shall be required to file tax returns, the Servicer shall prepare or cause to be prepared any tax returns required to be filed by this Indenture and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Trustee, the Paying Agent and the Transfer Agent and Registrar, upon request, will each furnish the Servicer with all such information known to such Person as may be reasonably required in connection with the preparation of all tax returns of this Indenture, and the Trustee shall, upon request of the Servicer, execute such returns. In no event shall the Trustee, any Servicer or the Issuer be liable for any liabilities, costs or expenses of this Indenture or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest penalty or addition with respect thereto or arising from a failure to comply therewith).

                  SECTION 11.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.

                  SECTION 11.18. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.19, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Noteholders.

                  (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholders or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.


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                  SECTION 11.19. Rights of Noteholders to Direct Trustee. The
Majority Noteholders shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and, provided, further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Noteholders unless the Majority Noteholders shall have directed the Trustee not to take such action.

                  SECTION 11.20. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (a)  the Trustee is a national banking association;

                  (b) the Trustee has full power, authority and right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

                  (c) this Indenture has been duly executed and delivered by the Trustee.

                  SECTION 11.21. Maintenance of Office or Agency. The Trustee will maintain at its expense, an office or agency (the "Corporate Trust Office") where Notes may be presented for registration of transfer. The Trustee initially designates its office or agency at 180 East Fifth Street, St. Paul, Minnesota 55101 as such office. The Trustee will give prompt written notice to the Servicer and to Noteholders of any change in the location of the Note Register or any such office or agency.

                  SECTION 11.22. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other insolvency proceedings, or any voluntary or involuntary case under the Bankruptcy Code or any similar state bankruptcy or insolvency laws, in each case, as now or hereafter constituted, relative to the Issuer, the Trustee (irrespective of


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whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole Outstanding Principal Balance (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.10.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

                  SECTION 12.01. Satisfaction and Discharge of Indenture. This Indenture and all obligations of the Issuer hereunder and under the other Transaction Documents shall (except to the extent expressly otherwise provided herein or therein with respect to certain provisions hereof or thereof which shall survive the satisfaction and discharge hereof) cease to be of


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further effect at such time (i) after the Amortization Date as the entire
Outstanding Principal Balance of all Outstanding Notes and all other Obligations owing by the Issuer hereunder and under the other Transaction Documents have been reduced to zero or (ii) such earlier time as all Outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 6.04 to the Trustee for cancellation) and the Issuer has paid all sums payable hereunder, under the other Transaction Documents and under the Notes; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture be satisfied and discharged upon any sale or final disposition by the Trustee of all property constituting the Pledged Assets from and after an Event of Default and the final distribution by the Trustee of all proceeds thereof in accordance with Article IV hereof, and provided further that the Servicer's obligations with respect to any amounts owed to the Trustee, the Transfer Agent, the Registrar and/or the Paying Agent shall survive the satisfaction and discharge of this Indenture.

                  SECTION 12.02. Release of Liens. (a) Upon the satisfaction and discharge of this Indenture pursuant to Section 12.01, the Trustee, at the request of the Issuer, shall release (and shall, at the expense of the Issuer, execute and deliver to the Issuer) all necessary UCC releases and other releases in respect thereof of the Pledged Assets from the lien of the Trustee effected pursuant to the Granting Clause hereof.

                  (b) Upon any sale, assignment or other transfer of any Pledged Asset as permitted by Section 2.06(a), the security interest of the Trustee in such Pledged Asset, and in all other Related Security related thereto (other than in the cash proceeds of such sale, assignment or other transfer, or in the case of the sale, assignment or other transfer of any Defaulted Loan or other Issuer Loan that is not an Eligible Loan, any Contingent Compensation related thereto) shall, immediately upon the sale, assignment or other transfer of such Pledged Asset, and without any further action on the part of the Trustee, be released except to the extent of the interest, if any, in such Pledged Asset which is then retained by the Issuer. The security interest of the Trustee shall nevertheless continue in (i) all amounts payable to the Issuer by any Person pursuant to the agreement with regard to which such sale, assignment or other transfer is to be made and (ii) all other claims, proceeds, benefits and rights of the Issuer thereunder or in connection therewith, if any, subject, in each case, to any rights therein granted to the purchaser of such Pledged Asset pursuant to such agreement.


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                  (c) Upon the sale, assignment or other transfer of any Pledged
Asset as permitted by Section 2.06(a), the Issuer or the Servicer shall deliver a certificate to the Trustee certifying (i) that such sale, assignment or other disposition complies with the requirements of Section 2.06(a) and (ii) that all funds required to be delivered to the Trustee in accordance with Section 2.06(a) have been so delivered. Upon the request of the Issuer (or the Servicer on behalf of the Issuer) and concurrently with or after the delivery of the certificate described in the preceding sentence, the Trustee shall deliver to the purchaser, assignee or other recipient of such Pledged Asset a certificate (in such form as may be provided by the Issuer or the Servicer and approved by the Trustee) stating that the Trustee no longer has a security interest in such Pledged Asset except to the extent of the interest therein, if any, which is retained by the Issuer or with respect to the proceeds thereof, in each case, as set forth in the last sentence of Section 12.02(b). The purchaser, assignee or other recipient of such Pledged Asset shall be entitled to rely conclusively on such certificate of the Trustee for any and all purposes.

                  SECTION 12.03. Final Distribution. (a) The Servicer shall give the Trustee and the Issuer, and the Trustee shall give each Noteholder, at least twenty days' prior written notice of the date on which (i) this Indenture is expected to terminate in accordance with Section 12.01 and (ii) the Noteholders shall surrender their Notes for payment of the final distribution on, and cancellation of, such Notes. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.06 covering the period during the then-current calendar year through the date of such notice. Not later than five Business Days after the Trustee shall receive such notice, the Trustee shall mail a notice to the Noteholders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final distribution and (iii) that the Monthly Payment Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. Upon delivery and surrender of each Note, the Trustee shall make the final distribution to such Noteholder and, subject to the provisions of
Section 12.03(b), any remaining amounts shall be distributed to the Issuer. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to the Noteholders.


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                  (b) Notwithstanding the Servicer's delivery to the Trustee, or the Trustee's delivery to the Noteholders, of the notices required under Section 12.03(a), all funds then on deposit in the Concentration Account, the Reserve Account, any Series Account, any Defeasance Account, any other Trust Account or the Issuer's Account shall continue to be held in trust for the benefit of the Noteholders, and the Paying Agent or the Trustee shall pay such funds to the Noteholders upon surrender of their Notes pursuant to, and subject to the priorities set forth in, the applicable Supplement, as if such surrender date were on a Monthly Payment Date (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Notes shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Trust Accounts. The Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.


                                  ARTICLE XIII

                                   REDEMPTIONS

                  SECTION 13.01. Redemption Allowed. The Issuer may at its option redeem the Notes of any Series which are redeemable before their Stated Maturity Date in accordance with the terms of such Series of Notes and this Article.

                  SECTION 13.02. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Notes shall be evidenced by a resolution of the Board of Directors of the Issuer. In case of any such redemption at the election of the Issuer, the Issuer shall, at least 35 Business Days prior to the redemption date (the "Redemption Date") fixed by the Issuer (unless a shorter notice shall be acceptable to the Trustee), notify the Trustee of


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such Redemption Date and of the principal amount of the Notes of such Series to be redeemed. In the case of any redemption of the Notes of any Series prior to the expiration of any restriction on such redemption provided in the terms of such Series of Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction.

                  SECTION 13.03. Selection of Securities to Be Redeemed. If less than all of the Notes of such Series or Class are to be redeemed, the particular Notes of such Series to be redeemed shall be selected, not less than 30 days prior to the Redemption Date, by the Trustee from among the Outstanding Notes of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in accordance with the terms of any applicable Supplement and which may provide for the selection for redemption of portions of the principal amount of the Notes of such Series of a denomination larger than the minimum authorized denomination for the Notes of such Series; provided, however, that if the Notes of such Series have different terms, the Notes of such Series to be redeemed shall be selected by the Issuer in accordance with the terms of this Indenture, and the Issuer shall give notice thereof to the Trustee. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  SECTION 13.04. Notice of Redemption. Unless otherwise provided in any applicable Supplement pursuant to which Notes are issued, at least 30 but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail to each Noteholder whose Notes are to be redeemed, at the addresses of such Noteholders as they appear in the Note Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder actually receives such notice. Failure to give notice by mail, or any defect in the notice to the Noteholder of any Note of any Series designated for redemption in whole or in part, shall not affect the validity of the proceedings for the redemption of any other Notes of such Series. The notices of redemption shall identify the Notes to be redeemed and shall also state:


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



                  (1) the Redemption Date;

                  (2) the redemption price (including the amount of accrued and unpaid interest to be paid and any premium payable in connection therewith) the "Redemption Price:);

                  (3) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

                  (4) that, unless the Issuer defaults in making the redemption payment, interest on the Notes or any portion thereof called for redemption ceases to accrue on and after the specified Redemption Date and the only remaining right of the Noteholders thereof will be to receive payment of the Redemption Price upon surrender to the Trustee of the Notes;

                  (5) if less than all of the Outstanding Notes of any Series are to be redeemed, the identification of the particular Notes to be redeemed, in whole or in part; and

                  (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in an aggregate principal amount equal to the unredeemed portion thereof will be issued.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense. In such event the Issuer will provide the Trustee with the information required by clauses (1), (2), (3),
(5) and (6) above.

                  SECTION 13.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of, and accrued interest on (unless such interest has otherwise been paid on such date), all of the Notes which are to be redeemed on the Redemption Date. So long as the Issuer complies with the provisions of Section 13.04 and the other provisions of this Article, interest on the Notes (or portions thereof) to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes (or portions thereof) shall be deemed not to be entitled to any benefit under this Indenture or the related Supplement except to receive payment of the Redemption Price on the Redemption Date. The provisions of Section 12.03 shall apply to any money held by the Trustee under this Article that remains unclaimed for two years after the


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Redemption Date for any Notes called for redemption pursuant to the provisions of this Article.

                  SECTION 13.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes (or portions thereof) to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified. Upon surrender of any such Note for redemption in accordance with such notice, such Notes (or portions thereof) shall be paid at the Redemption Price, together with accrued interest to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

                  SECTION 13.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and authenticate a new Note or Notes equal in aggregate principal amount to the unredeemed portion of the Note so surrendered.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

                  SECTION 14.01. Amendment. (a) This Indenture or any Supplement may be amended from time to time by the Servicer, the Issuer and the Trustee without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, (iii) to correct or supplement any provision herein or in any Supplement which may be inconsistent with any other provision herein or therein, (iv) to evidence the succession of another Person to the Originator, the Issuer, the Servicer and/or the Trustee in each case to the extent that such succession is otherwise permitted under the terms of this Indenture and, if applicable, the Loan Purchase Agreement, (v) to add any other provisions with respect to matters or questions arising under this Indenture or any Supplement which are not inconsistent with the provisions of this Indenture or such Supplement and (vi) to change or eliminate any provisions of this Indenture or any Supplement in order to maintain the outstanding rating of any outstanding Series or Class of Notes; provided that any amendment


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pursuant to this paragraph (a) shall not, as evidenced by an Officer's
Certificate of the Servicer, adversely affect in any material respect the interests of any Noteholders. No such Supplement or amendment to this Indenture or any Supplement pursuant to this Section 14.01 shall become effective unless a copy thereof shall have been sent to each Noteholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to any such amendment concerning compliance with the requirements of this Indenture.

                  (b) This Indenture or any Supplement may be amended from time to time by the Servicer, the Issuer and the Trustee, with the consent of the Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Noteholder or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of such affected Noteholder, (ii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iii) cause any adverse tax effect for Noteholder without the consent of each affected Noteholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this Section 14.01(b) concerning compliance with the requirements of this Indenture. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series.
No such amendment to this Indenture or any Supplement pursuant to this Section 14.01(b) shall become effective unless the Noteholders holding Notes evidencing not less than 66-2/3% of the Outstanding Principal Balance of each Series whose rating is or would be adversely affected thereby shall have consented thereto in writing.

                  (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 14.01(a)), the Trustee shall furnish written notification of the substance of such amendment to each affected Noteholder, each Enhancement Provider and, so long as Holland Limited Securitization is a Noteholder, S&P and Fitch.

                  (d) It shall not be necessary for the consent of Noteholders under this Section 14.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of


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the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (e) Notwithstanding anything in this Section 14.01 to the contrary, no amendment may be made to this Indenture or any Supplement without the consent of any Enhancement Provider unless such amendment would not (as evidenced by an Officer's Certificate of the Servicer) adversely affect in any material respect the interests of such Enhancement Provider.

                  (f) Any Supplement executed in accordance with the provisions of Section 6.09 shall not be considered an amendment to this Indenture for the purposes of this Section 14.01.

                  (g) Prior to the execution of any amendment to this Indenture or any Supplement, the Trustee and any Enhancement Provider shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Indenture, any Supplement or otherwise.

                  SECTION 14.02. Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture, nor shall such death or incapacity entitle such Noteholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the corpus of the Pledged Assets, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Noteholder shall have the right to vote (except as expressly provided in this Indenture, including without limitation under Section 11.19) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Indenture pursuant to any provision hereof.

                  (c) No Noteholder shall have any right by virtue of any provisions of this Indenture to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless such Noteholder previously shall have made, and unless the Majority Noteholders


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shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Noteholder with every other Noteholder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the holders of any of the Notes, or to obtain or seek to obtain priority over or preference to any such Noteholder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 14.02, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Indenture, the Notes or any Supplement, each Noteholder shall have the right to receive the payments of all amounts due hereunder, under the Notes held by such Holder and under the Supplement relating to the Series of Notes held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.


                  SECTION 14.03. Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, and each of the parties hereto hereby


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irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Consent to Service of Process. Each party to this Indenture irrevocably consents to service of process in the manner provided for notices in Section 14.04. Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

                  SECTION 14.04. Notices; Payments. (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, "Notices") under this Indenture shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Issuer, to Sirrom Funding Corporation, 500 Church Street - Suite 200, Nashville, Tennessee 37219, (ii) in the case of the Originator in its capacity as initial Servicer, to Sirrom Capital Corporation, 500 Church Street - Suite 200, Nashville, Tennessee 37219, (iii) in the case of the Trustee (including in its capacity as Paying Agent), to First Trust National Association, 180 East Fifth Street, SPFT0210, St. Paul, Minnesota 55101,
Attention: Structured Finance, and (iv) in the case of the Trustee in its capacity as Transfer Agent and Registrar, to First Trust National Association, 180 East Fifth Street, SPFT0210, St. Paul, Minnesota 55101, Attention:
Structured Finance, or, as to each such party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party. In the case of any Successor Servicer, successor Trustee or any successor Paying Agent or successor Transfer Agent and Registrar, notices shall be given to such Person at the address designated by it in a notice to the other parties hereto at the addresses designated above as applicable.

                  (b) Any Notice required or permitted to be mailed to Noteholder shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

                  SECTION 14.05. Rule 144A Information. In the event that and for so long as any of the Notes of any Series or Class


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


are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer, the Servicer and any Enhancement Provider agree to cooperate with each other to provide to each Noteholder of such Series or Class and to each prospective purchaser of the applicable Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act (or any successor provision).

                  SECTION 14.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Indenture or of the Notes or rights of the Noteholders.

                  SECTION 14.07. Assignment. Notwithstanding anything to the contrary contained herein, (i) this Indenture may not be assigned by the Issuer, and (ii) except as provided in Section 8.02, this Indenture may not be assigned by the Servicer without the prior consent of the Majority in Interest of each Series.

                  SECTION 14.08. Notes Nonassessable and Fully Paid. It is the intention of the parties to this Indenture that upon authentication thereof by the Trustee pursuant to Section 6.02, the Notes are and shall be deemed fully paid.

                  SECTION 14.09. Further Assurances. The Issuer and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Indenture, including, without limitation, the execution of any financing statements or continuation statements relating to the Pledged Assets for filing under the provisions of the UCC of any applicable jurisdiction.

                  SECTION 14.10. Nonpetition Covenant. Notwithstanding any prior termination of this Indenture, each of the Servicer, the Trustee, the Paying Agent, and the Transfer Agent and Registrar shall not, prior to the date which is one year and one day after the termination of this Indenture acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of any Governmental Authority for the purpose of


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commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer.

                  SECTION 14.11. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  SECTION 14.12. Counterparts. This Indenture may be executed in two or more counterparts and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 14.13. Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Indenture, no other Person will have any right or obligation hereunder.

                  SECTION 14.14. Actions by Noteholders. (a) Wherever in this Indenture a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

                  (b) Any Notice, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 14.15. Merger and Integration. Except as specifically stated otherwise herein, this Indenture sets forth the entire understanding of the parties relating to the subject


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matter hereof, and all prior understandings, written or oral, are superseded by this Indenture. This Indenture may not be modified, amended, waived or supplemented except as provided herein.

                  SECTION 14.16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


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                  IN WITNESS WHEREOF, the Issuer, the Servicer and the Trustee
have caused this Indenture to be duly executed by their respective officers as of the day and year first above written.


                                   SIRROM FUNDING CORPORATION, as the
                                   Issuer



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:




                                   SIRROM CAPITAL CORPORATION, as the
                                   Servicer



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:





                                   FIRST TRUST NATIONAL ASSOCIATION, as the
                                   Trustee



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:





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